UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule Sec.240.14a-12
Celsius Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement

and Notice of Annual Meeting

Dear Fellow Stockholders,

Celsius continued its growth momentum in 2024, further solidifying our position as the leading contributor to energy drink category growth as we build a leading functional beverage company. Over the past year, our team has executed a disciplined strategy focused on reaching more people, in more places, more often, supported by a sharp focus on operational excellence. Despite a challenging macroeconomic environment and increasing competition, Celsius has remained a fast-growing brand, driven by consumer demand for great tasting, functional, better-for-you beverages.

2024 FINANCIAL HIGHLIGHTS

We are pleased to report another year of solid performance across key financial and operational metrics:

•	Annual Revenue: $1.36 billion, a 3% increase year-over-year, reflecting continued demand despite category and macroeconomic headwinds.
•	Gross Profit: Increased 7% to $680 million, with gross margin expansion supported by supply chain efficiencies and cost management.
•	Net Income: $145 million, a 36% decline compared to 2023, due to timing of orders from our largest distributor, increased promotional activity and incentive programs.
•	Cash Balance: Maintained a strong cash position of $890 million as of December 31, 2024, even after funding the strategic Big Beverages acquisition.

STRATEGIC EXPANSION AND ACQUISITIONS

Celsius has continued to evolve its business through strategic acquisitions and global expansion initiatives:

•

Alani Nu Acquisition: A major milestone is our February 2025 agreement to acquire Alani Nu, a leading wellness lifestyle brand, for a net purchase price of $1.65 billion. We expect that this acquisition will broaden our consumer reach and strengthen our position in the functional beverage market with a differentiated product portfolio with a strong affinity to the fast-growing, female consumer segment.

•

Big Beverages Acquisition: We acquired one of our longtime co-packers, vertically integrating a portion of our operations, which we believe will bring even greater value to our stockholders. This addition provides us with greater supply chain flexibility and greater innovation opportunity.

•

International Expansion: We successfully launched in Canada, the U.K., Ireland, France, Australia, and New Zealand, tapping into high-growth international markets with strong consumer demand for healthier, functional beverage alternatives.

•	Increased Retail Footprint: Celsius is now available in over 241,000 retail outlets across the U.S., reflecting a 37% increase in points of distribution year-over-year.

INNOVATION DRIVING GROWTH

Innovation remains a cornerstone of Celsius’ growth strategy:

•	CELSIUS ESSENTIALS: Our 16-ounce performance energy line expanded our portfolio and attracted new consumers looking for functional, high-performance beverages.
•

CELSIUS HYDRATION: Celsius entered the hydration category, introducing a zero-sugar, electrolyte-infused hydration powder, further strengthening our position as a functional lifestyle brand for people who aspire to live fit.

•

New Flavors & Formats: We launched many great-tasting and refreshing new flavors across our CELSIUS core, CELSIUS Vibe, Essentials and On The Go Powders portfolio, and we expanded our popular multipack offerings.

DISTRIBUTION AND RETAIL PARTNERSHIPS

Celsius has continued to leverage its distribution partnership with PepsiCo to expand its North American market reach:

•

Growing Retail Shelf Space Presence: We improved our placement and grew retailer shelf presence in the U.S. by more than 35% in 2024, or an average of 6.5 facings per retail location, ensuring greater visibility and accessibility to Celsius.

•

Non-Tracked Channel Expansion: We gained distribution with high-visibility, non-tracked retailers, including Jersey Mike’s, Dunkin’, and The Home Depot, and Celsius will be sold in up to 18,000 Subway restaurant locations, opening new revenue streams and increasing brand visibility to reach more people in more places.

•	E-Commerce Leadership: Celsius continues to be a top-selling energy brand on Amazon, on which we have recently maintained a top two position.

OPERATIONAL EXCELLENCE AND COST MANAGEMENT

In 2024, we continued enhancing operational efficiencies to drive long-term profitability:

•

Talent & Organization Development: We brought in strong, new talent to our organization in 2024, across functions and geographies, helping to further shape Celsius into a premier public company. New and expanded employee training and development programs as well as rising talent identification and succession planning exercises were conducted to ensure Celsius continues to attract and maintain the best leaders and operators to support our sustained, long-term growth.

•

Supply Chain Optimization: Vertical integration through the acquisition of Big Beverages, a longtime Celsius co-packer, will allow us over time to reduce costs, improve innovation agility, and enhance margin expansion.

•	Marketing & Consumer Engagement: Strategic investments in digital marketing, influencer partnerships, and in-store activations, as well as our growing Celsius University campus ambassador program.
•

Technology Deployment: Strengthened our field sales team’s use of technology to improve ordering efficiency and route management, and we additionally drove improvements in back-office systems, supporting greater employee engagement and wellbeing.

LOOKING AHEAD: 2025 AND BEYOND

We believe that Celsius is well-positioned for sustained, long-term growth, driven by:

•

Category Growth & Leadership: Strengthening our position as a leading functional beverage portfolio company, driven forward by favorable consumer health and wellness trends, strong partnerships, innovative marketing and product development that expands the energy drink category.

•

Product Innovation: Continuing our strong tradition of exciting innovation for all consumers, including the value we expect to add with Alani Nu, giving Celsius Holdings an enhanced portfolio to help us reach more people, in more places, more often with great-tasting, functional beverage and wellness products.

•	Continued International Expansion: Further penetration into international markets where Celsius is pursuing methodical growth alongside strong distribution and retail partners.
•

Operational Excellence: Continued pursuit of operational excellence and efficiency through disciplined technology investments, employee development and margin expansion from acquisition synergies, scale, and vertical integration.

As we reflect on 2024, we are proud of our accomplishments, but we remain focused on the vast opportunities ahead for our company. Our mission to disrupt the energy category, provide better-for-you functional beverages, and deliver long-term value to our stockholders remains steadfast.

Thank you for your continued trust and support.

Grab a Celsius and Live Fit!

John Fieldly

Chairman of the Board & CEO

Celsius Holdings, Inc.

CELSIUS HOLDINGS, INC.

2381 NW Executive Center Drive, 4th Floor

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2025

To our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Celsius Holdings, Inc., a Nevada corporation (the “Company”), which will be held at 8:00 a.m., Eastern Time on May 28, 2025. The Annual Meeting will be held entirely virtually.

You may register to attend the virtual Annual Meeting via the Internet at https://www.proxydocs.com/CELH. You will then receive a registration confirmation email, with details on how to attend the meeting.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To vote to elect as directors the nine nominees named in the attached proxy statement to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote on a non-binding advisory resolution to approve the compensation of our Named Executive Officers (Say on Pay);

3.	To vote on a non-binding advisory vote on the frequency of non-binding advisory votes regarding the compensation of our Named Executive Officers (Say on Frequency);

4.

To approve an amendment in the form set forth in Annex A to the attached proxy statement (the “Charter Amendment”) to the Company’s Articles of Incorporation, as amended prior to the Annual Meeting (the “Articles of Incorporation”), to increase the number of shares of the Company’s authorized common stock, par value $0.001 per share (“common stock”), that may be issued from 300,000,000 to 400,000,000;

5.	To approve the Company’s 2025 Omnibus Incentive Compensation Plan;

6.	To approve the Company’s 2025 Employee Stock Purchase Plan;

7.	To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

8.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 1, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Accordingly, you may attend virtually and vote your common stock at the Annual Meeting if you were a record owner of the Company’s common stock at the close of business on April 1, 2025.

We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders as of the Record Date instead of paper copies of our proxy statement and 2024 annual report. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 annual report and proxy card. The Notice is first being mailed, and the proxy statement, 2024 annual report, and form of proxy are being distributed to stockholders of record as of the Record Date and made available on the Internet, on or about April 14, 2025.

It is important that you cast your vote either by remote communication at the Annual Meeting or by proxy. You may vote your shares (1) at the virtual meeting, (2) by telephone, (3) on the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. For instructions on how to vote your shares, please see the instructions from your broker or other fiduciary, as applicable, as well as the section titled “General Information About the Annual Meeting” of the accompanying proxy statement. If you decide to change your vote, you may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted. You are urged to vote in accordance with the instructions set forth in the proxy statement. If you have questions about voting your shares, please contact our Corporate Secretary at Celsius Holdings, Inc., 2381 NW Executive Center Drive, 4th Floor, Boca Raton, Florida 33431, telephone number (561) 276-2239. Whether or not you expect to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

Thank you for your continued support of Celsius Holdings, Inc. We look forward to your participation in the Annual Meeting.

Dated: April 14, 2025	By Order of the Board of Directors of Celsius Holdings, Inc.

Sincerely,

Richard S. Mattessich

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2025 AT 8:00 A.M. EASTERN TIME:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2024 Annual Report to Stockholders, and the means to vote are available free of charge at https://www.proxydocs.com/CELH

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Celsius Holdings, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Celsius Holdings, Inc., at 2381 NW Executive Center Drive, 4th Floor, Boca Raton, Florida 33431, telephone number (561) 276-2239.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	12

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE	15

EXECUTIVE OFFICERS	24

EXECUTIVE COMPENSATION	44

DIRECTOR COMPENSATION	56
CORPORATE GOVERNANCE HIGHLIGHTS	58

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	59

PROPOSAL NO. 2 NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	60

PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF NON-BINDING ADVISORY VOTES REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON FREQUENCY)	61

PROPOSAL NO. 4 TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES	62

PROPOSAL NO. 5 TO APPROVE THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN	64

PROPOSAL NO. 6 TO APPROVE THE CELSIUS HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN	71

PROPOSAL NO. 7. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	75

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	77

Annex A – Certificate of Amendment to Celsius Holdings, Inc. Articles of Incorporation

Annex B – Reconciliation of Net Income to Adjusted EBITDA

Annex C – Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan

Annex D – Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

CELSIUS HOLDINGS, INC.

2381 NW Executive Center Drive, 4th Floor

Boca Raton, Florida 33431

(561) 276-2239

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on May 28, 2025

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of the Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Celsius Holdings, Inc., including any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Eastern Time on May 28, 2025, or such later date or dates as such Annual Meeting date may be adjourned.

When used in this proxy statement, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer collectively to Celsius Holdings, Inc. and its subsidiaries.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. The Notice, proxy statement, form of proxy and our 2024 Annual Report are first being distributed and made available to stockholders via the Internet on or about April 14, 2025 to all stockholders of record as of April 1, 2025, who are entitled to virtually attend and vote at the Annual Meeting. This proxy statement has been prepared by the management of Celsius Holdings, Inc.

You are encouraged to read this proxy statement, our 2024 Annual Report and form of proxy carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting virtually, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by Internet, by telephone, or by mail, and the proxy materials provide instructions for each option.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments thereof.

Why is this year’s Annual Meeting being held in a virtual format?

In an effort to ensure that all stockholders have an opportunity to attend our Annual Meeting and minimize potential travel burdens, our Board of Directors has determined to hold our Annual Meeting by remote communication via webcast. Stockholders may attend the Annual Meeting via webcast, regardless of location.

How can I participate in the Annual Meeting?

You can register to attend the virtual Annual Meeting by accessing the Annual Meeting URL at https://www.proxydocs.com/CELH. You will then receive a registration confirmation email, with details on how to attend the meeting.

The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time on May 28, 2025. Online access will be available beginning at 7:45 a.m. Eastern Time for you to obtain your information, and you will be able to vote your shares online until 8:00 a.m. should you not have done so previously. We encourage you to access the Annual Meeting webcast prior to the start time.

Rules for the virtual meeting will be no different than if it were an in-person meeting. Professional conduct is appreciated, and a question and answer session will be conducted at an appropriate time.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I ask questions during the Annual Meeting?

You can submit questions when registering for the Annual Meeting, or during the virtual meeting by using the Q&A tab. You must first join the Annual Meeting as described above in “How can I participate in the Annual Meeting?”

Who Can Vote?

Stockholders who owned shares of the Company’s common stock, par value $0.001 per share (“common stock”), at the close of business on April 1, 2025 (the “Record Date”), are entitled to virtually attend and vote at the Annual Meeting. As of the Record Date, there were 257,734,354 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting virtually to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not validly revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted “for” a proposal or nominee for director, “against” a proposal or nominee for director, or whether you abstain from voting “for” or “against” any proposal or nominee for director. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Direct Transfer LLC, or you have stock certificates, you may vote:

•

By mail. You may complete and mail the proxy card in the postage prepaid envelope we will provide. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•	By Internet or by telephone. You may vote via the Internet by visiting https://www.proxypush.com/CELH or by telephone by calling 1-866-829-5421.

•	By remote communication at the Annual Meeting. You may vote at the virtual Annual Meeting using the unique link that will be provided to you by email one hour prior to the meeting.

If your shares are held in “street name” (i.e., held in the name of a bank, broker or other nominee), then you must provide your bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•	By mail. Follow the instructions you receive from your broker or other nominee.

•

By virtually attending the Annual Meeting. Contact your broker or other nominee who holds your shares to obtain a broker’s proxy card and present it to the inspector of election with your ballot when you vote at the Annual Meeting virtually. You will not be able to attend the Annual Meeting virtually unless you have a proxy card from your broker.

How Does the Board Recommend That You Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the Board nominees identified in this proxy statement;

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

•	“FOR” the approval of the non-binding advisory resolution regarding the compensation of our Named Executive Officers (“Say on Pay”);

•	For “ONE YEAR” on the non-binding advisory vote on the frequency of non-binding advisory votes regarding the compensation of our Named Executive Officers (“Say on Frequency”);

•

“FOR” the approval of the amendment to the Articles of Incorporation to increase the number of shares of the Company’s authorized common stock that may be issued from 300,000,000 to 400,000,000 (the “Charter Amendment”);

•	“FOR” the approval of the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan;

•	“FOR” the approval of the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter is property presented at the Annual Meeting, then the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters to be acted on at the Annual Meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

You may change or revoke your proxy at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

•	if your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting virtually at the Annual Meeting.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or under “Voting Instructions” on the proxy card for each account to ensure that all your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card? What is the Effect of a “Broker Non-Vote”?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?”

If your shares are held by a bank, broker or other nominee, then that nominee may vote your shares on “routine” matters. Brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares in the brokerage firms’ discretion on “routine” matters if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the proposal to approve the Charter Amendment to increase the number of authorized shares of common stock under the Company’s Articles of Incorporation (Proposal 4) and the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 7) are “routine” matters.

However, a broker may not vote any shares of common stock on a “non-routine” matter if the applicable beneficial owner of those shares has not provided voting instructions. A “broker non-vote” generally occurs when a broker delivers a proxy

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

but cannot vote the shares represented by that proxy on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary voting power on that matter (or the broker chooses not to vote on a matter for which it does have discretionary voting authority). Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal. If, however, any broker non-votes are received with respect to the proposal to approve the Charter Amendment to increase the number of authorized shares of common stock under the Company’s Articles of Incorporation (Proposal 4), they will have the practical effect of votes against that proposal because Proposal 4 requires the approval of a majority of the voting power of all of our outstanding common stock.

Under applicable stock exchange rules, the proposal to elect the Board nominees identified in this proxy statement as directors (Proposal 1), the proposal with respect to a non-binding advisory resolution to approve the compensation of our Named Executive Officers (Proposal 2), the proposal with respect to a non-binding advisory vote on the frequency of advisory votes to approve the compensation of our Named Executive Officers (Proposal 3), the proposal to approve the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan (Proposal 5), and the proposal to approve the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan (Proposal 6) are “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions.

For purposes of the Annual Meeting, if your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” then the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote on your behalf for the proposal to approve the Charter Amendment (Proposal 4) and the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 7), but does not have authority to vote your shares for the proposal to elect Board nominees identified in this proxy statement as directors (Proposal 1), the proposal regarding Say on Pay (Proposal 2), the proposal regarding Say on Frequency (Proposal 3), the proposal to approve the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan (Proposal 5), or the proposal to approve the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan (Proposal 6). Therefore, we encourage you to provide voting instructions because this will ensure your shares will be voted at the Annual Meeting in the manner you desire.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum is present.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

Under our Amended and Restated Bylaws (“Bylaws”), in an uncontested election, if a quorum is present, the affirmative vote of a majority of the votes cast with respect to a director nominee is required to elect that person as a director. In a contested election, if a quorum is present, directors are elected by a plurality of the votes cast. The election of directors at the Annual Meeting will be an uncontested election. Our Bylaws also provide that any director that does not receive an affirmative vote of the majority of the votes cast shall submit such person’s resignation to the Board of Directors. The Board of Directors is not legally obligated to accept such resignation and can take any factors and other information into consideration that it deems appropriate or relevant. You may vote either “FOR” all or any one or more of the nominees, “AGAINST” all or any one or more of the nominees, or “ABSTAIN” your vote from all or any one or more of the nominees. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have any effect on the outcome of the election of any director nominee.

Proposal 2: Say on Pay

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to the proposal is required to approve the non-binding advisory resolution on Say on Pay. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have an impact on the outcome of this proposal. Because the

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required vote is advisory, it will not be binding on the Board, the Human Resources and Compensation Committee or the Company. The Human Resources and Compensation Committee will, however, take into account the outcome of the vote when considering future compensation decisions.

Proposal 3: Say on Frequency

If a quorum is present, we will consider the alternative receiving the greatest number of votes – once every year, once every two years, or once every three years – to be the frequency that stockholders approve. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have an impact on the outcome of this proposal. Because the required vote is advisory, it will not be binding on the Board, the Human Resources and Compensation Committee or the Company.

Proposal 4: Charter Amendment to Articles of Incorporation

If a quorum is present, approval of the Charter Amendment requires the affirmative vote of a majority of the voting power of our outstanding common stock. Because approval of the Charter Amendment requires the approval of a majority of the voting power of all of our outstanding shares of common stock, abstentions will have the practical effect of a vote against the Charter Amendment.

Proposal 5: 2025 Omnibus Incentive Compensation Plan

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to the proposal is required to approve the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have an impact on the outcome of this proposal.

Proposal 6: 2025 Employee Stock Purchase Plan

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to the proposal is required to approve the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have an impact on the outcome of this proposal.

Proposal 7: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to this proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountant for the fiscal year ending December 31, 2025. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have any effect on the outcome of this proposal. We are not required to obtain our stockholders’ ratification of the appointment of the Company’s independent registered public accounting firm, but we believe that submitting this matter to our stockholders is a part of good corporate governance. If our stockholders do not ratify the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, then the Audit and Enterprise Risk Committee of the Board may reconsider the appointment. However, the Audit and Enterprise Risk Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Householding of Annual Disclosure Documents

Under applicable SEC rules, we or brokers and other nominees holding our shares on your behalf may send a single set of proxy materials, including our annual report, to any household at which two or more of our stockholders reside, if either we or the brokers believe that such stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses, and we believe it is an environmentally friendly action. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

2025 PROXY STATEMENT	5

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•

Stockholders whose shares are registered in their own name should contact our transfer agent, Direct Transfer LLC, 1 Glenwood Avenue Ste 1001, Raleigh, NC 27603. Telephone: (919) 481-4000. E-mail: Proxy@issuerdirect.com.

•

Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Upon written or oral request of a stockholder at a shared address to which a single copy of the proxy statement and annual report was delivered, we will deliver promptly separate copies of these documents.

Who is paying for this proxy solicitation?

The Company is making this solicitation and will pay the cost of soliciting your proxy. In addition to the use of mail, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers or employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and for soliciting your proxy.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, then we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the following annual meeting of stockholders (the “2026 Annual Meeting”) by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholder eligibility and other requirements of the SEC. To be considered timely for inclusion in the proxy materials for the 2026 Annual Meeting, you must submit your proposal in writing by December 15, 2025 to our Corporate Secretary, 2381 NW Executive Center Drive, 4th Floor, Boca Raton, Florida 33431.

The Company’s Bylaws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2026 Annual Meeting. These procedures require that any nominations or proposals must be received by the Company no earlier than the close of business on January 28, 2026, and no later than the close of business on February 27, 2026, in order to be considered.

If, however, the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after May 28, 2026, stockholders must submit such nominations or proposals no later than the later of: (A) the close of business on the 10th day

6	2025 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

following the day that the public announcement of the date of the 2026 Annual Meeting is first made by the Company and (B) the close of business on the date which is 90 days prior to the date of the 2026 Annual Meeting. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2026 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day a stockholder may deliver a notice of nominations, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, such Rule requires that stockholders provide notice to us no later than March 29, 2026, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.

If a stockholder notifies us of an intent to present a proposal at the 2026 Annual Meeting at any time after February 28, 2026 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Annual Meeting.

Other Matters to be Presented for Action at the Annual Meeting

Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

2025 PROXY STATEMENT	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of our common stock, or an earlier date for information based on filings with the SEC, by: (i) each of our named executive officers; (ii) each of our current directors; (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and (iv) all of our current executive officers and directors as a group. The address of each of the executive officers and directors set forth in the table is c/o Celsius Holdings, Inc., 2381 NW Executive Center Drive, 4th Floor, Boca Raton, Florida 33431.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as indicated in the footnotes to this table, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Additionally, under SEC rules, in computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, shares that may be acquired by such person or entity within 60 days (such as upon exercise of options) are deemed outstanding and beneficially owned by such person or entity. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The following information is based upon information provided to us or filed with the SEC by the stockholders identified in the table below. Percentage ownership calculations are based on 257,734,354 shares of common stock outstanding as of the Record Date.

Names and addresses of beneficial owners	Number of Shares of common stock		Percentage of class (%)

Named Executive Officers and Directors:

John Fieldly	2,903,856	(1)	1.12%

Tony Guilfoyle	34,809		*

Jarrod Langhans	58,945	(2)	*

Richard Mattessich	3,789		*

Paul Storey	11,899	(3)	*

Nicholas Castaldo	352,864		*

Damon DeSantis	2,684,711		1.04%

Israel Kontorovsky	0		*

Hal Kravitz	201,282		*

Caroline Levy	37,891		*

Hans Melotte	1,860		*

Cheryl Miller	16,741		*

Joyce Russell	14,241		*

All current executive officers and directors as a group (fifteen (15) persons)	6,610,687	(4)	2.55%

Greater than 5% stockholders:

William H. Milmoe 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	35,700,901	(5)	13.85%

8	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Names and addresses of beneficial owners	Number of Shares of common stock		Percentage of class (%)

Deborah DeSantis 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	29,016,683	(6)	11.26%

Dean DeSantis 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	39,707,088	(7)	15.41%

CD Financial, LLC 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	23,321,589	(8)	9.05%

Alani Holdings, LLC 13551 Triton Park Blvd. Louisville, KY 40223	22,451,224	(9)	8.71%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,501,762	(10)	5.63%

Chau Hoi Shuen Solina Holly Suites PT. 2909 & 2910, Harbour Centre 25 Harbour Road Wanchai, Hong Kong 999077	23,040,969	(11)	8.94%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,746,472	(12)	5.33%

*	Less than 1%
(1)

Includes 2,687 shares of our common stock subject to restricted stock units (“RSUs”) that will vest within 60 days of the Record Date and 1,708,080 shares of our common stock that are issuable upon the exercise of vested stock options held by Mr. Fieldly.

(2)	Includes 11,157 shares of our common stock subject to RSUs that will vest within 60 days of the Record Date held by Mr. Langhans.
(3)	Includes (a) 5,145 shares of our common stock subject to RSUs that will vest within 60 days of the Record Date held by Mr. Storey, and (b) 450 shares of our common stock held jointly with his spouse.
(4)

In addition to the individuals listed above, includes Mr. Eric Hanson, the Company’s President and Chief Operating Officer, and Ms. Kyle Watson, the Company’s Chief Marketing Officer, each of whom the Board has determined is an executive officer within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

(5)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2025 with the SEC on behalf of William H. Milmoe. Represents (a) 261,245 shares of common stock held of record by Mr. Milmoe, (b) 23,321,589 shares of common stock held of record by CD Financial, LLC (“CD Financial”), (c) 10,800,000 shares of common stock held of record by GRAT 1, LLC (“GRAT 1”), and (d) 1,318,067 shares of common stock held by the estate of Carl DeSantis (the “Estate”). The Schedule 13G/A states that Mr. Milmoe has shared voting and dispositive power with respect to shares of common stock held by CD Financial, GRAT 1 and the Estate.

2025 PROXY STATEMENT	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(6)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2025 with the SEC on behalf of Deborah DeSantis. Represents (a) 3,545,167 shares of common stock held of record by Ms. DeSantis, (b) 13,860 shares of common stock held of record by Ms. DeSantis’ spouse, (c) 23,321,589 shares of common stock held of record by CD Financial, and (d) 2,136,067 shares of common stock held of record by the Carl DeSantis Retained Annuity Trust #2 (“CD Retained Trust #2”). The Schedule 13G/A states that Ms. DeSantis has shared voting and dispositive power with respect to shares of common stock held by CD Financial and CD Retained Trust #2.

(7)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2025 with the SEC on behalf of Dean DeSantis. Represents (a) 2,131,365 shares of common stock held of record by Dean DeSantis, (b) 23,321,589 shares of common stock held of record by CD Financial, (c) 10,800,000 shares of common stock held by GRAT 1, (d) 2,136,067 shares of common stock held of record by CD Retained Trust #2, and (e) 1,318,067 shares of common stock held by the Estate. The Schedule 13G/A states that Dean DeSantis has shared voting and dispositive power with respect to the shares of common stock held by CD Financial, GRAT 1, CD Retained Trust #2 and the Estate.

(8)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2025 with the SEC on behalf of CD Financial, LLC. The Schedule 13G/A states that CD Financial has sole dispositive power over 23,321,589 shares of common stock.

(9)

This amount consists of shares of common stock held directly by Alani Holdings, LLC (“Alani”). As the sole members of Alani, Trey Steiger and Max Clemons have shared voting and dispositive power over the shares of common stock held by Alani. The mailing address for Alani and Messrs. Steiger and Clemons is 13551 Triton Park Blvd, Louisville, KY 40223.

(10)

The information as to beneficial ownership is based on a Schedule 13G/A filed on January 29, 2024 with the SEC on behalf of BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power over 13,820,846 shares of common stock and sole dispositive power over 14,501,762 shares of common stock.

(11)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2025 with the SEC on behalf of Chau Hoi Shuen Solina Holly, Grieg International Limited and Oscar Time Limited. Represents (a) 22,333,104 shares of common stock held of record by Grieg International Limited, and (b) 707,865 shares of common stock held by Oscar Time Limited. The Schedule 13G/A states that Chau Hoi Shuen Solina Holly has sole voting and dispositive power over the shares of common stock held by Grieg International Limited and Oscar Time Limited.

(12)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 13, 2024 with the SEC on behalf of The Vanguard Group - 23-1945930 (the “Vanguard Reporting Person”). The Schedule 13G/A states that Vanguard Reporting Person has shared voting power over 97,462 shares of common stock, shared dispositive power over 218,478 shares of common stock and sole dispositive power over 13,527,994 shares of common stock.

10	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers, directors and persons owning more than 10% percent of a registered class of the Company’s equity securities file reports of ownership and changes in ownership of such securities and derivative securities of the Company with the SEC. Based solely on a review of such forms and related amendments filed with the SEC, and, where applicable, written representations from the Company’s officers and directors, no Form 5s were required to be filed, and the Company believes that during the year ended December 31, 2024, all of the Company’s executive officers, directors and beneficial owners of more than 10% percent of the Company’s equity securities timely complied with all applicable filing requirement under Section 16(a) of the Exchange Act.

2025 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Governance and Nominating Committee of the Board of Directors recommended for nomination, and the Board of Directors nominated, the nine directors identified in the table below for election at the Annual Meeting. Each nominee, if elected, will serve until the next annual meeting of stockholders and until a successor is named and qualified, or until his or her earlier resignation or removal. All of the nominees are current members of the Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy may be voted for a substitute nominee in the discretion of the proxyholder(s).

Nominees for Director

Name	Age	Position with the Company

John Fieldly	45	Chairman of the Board and Chief Executive Officer

Nicholas Castaldo	73	Director

Damon DeSantis	61	Director

Israel Kontorovsky	56	Director

Hal Kravitz	67	Lead Independent Director

Caroline Levy	62	Director

Hans Melotte	58	Director

Cheryl Miller	52	Director

Joyce Russell	64	Director

The Governance and Nominating Committee and the Board seek, and the Board is composed of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members and whom the Board believes best serve the interests of the Company and our stockholders. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that each such individual should serve as a current director and as a nominee for election as a member of our Board.

Nominee Biographies

John Fieldly has served as Chairman of the Board of Directors since August 2021, as Chief Executive Officer since April 2018 and as a member of the Board since March 2017. Mr. Fieldly also served as President of the Company until March 24, 2025. Mr. Fieldly joined the Company in January 2012 as its Chief Financial Officer and from March 2017 to March 2018 served as both Interim Chief Executive Officer and Chief Financial Officer. Prior to joining the Company, Mr. Fieldly held leadership roles at Oragenics, Inc., Lebhar-Friedman and Eckerd Drugs, Inc. Mr. Fieldly received a degree in accounting from the University of South Florida. Mr. Fieldly’s qualifications to serve on the Board and as Chief Executive Officer include his deep knowledge of the Company and the energy drink industry, as well as significant experience in accounting, finance and executive leadership.

Nicholas Castaldo has served as a director since March 2013. Mr. Castaldo’s career spans over 30 years in consumer businesses in the food and beverage industry with executive positions in public and private companies, multi-nationals and start-ups. He is a member of the Advisory Board of Frank Pepe Pizzeria, a regional casual dining restaurant concept. He is an Equity Partner of Lime Fresh Mexican Grill, a fast- casual Mexican restaurant chain where he served as the company’s Chief Marketing Officer for two years. Mr. Castaldo was an Equity Partner and member of the founding management team of Anthony’s Coal Fired Pizza, a casual dining restaurant chain, where he served as President, as Senior Vice-President and Chief Marketing Officer, and as a board member for 12 years. He also served for eight years as President of Pollo Tropical, a Miami-based fast casual restaurant chain. He has also held senior marketing positions at Denny’s,

12	2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

CitiCorp Savings and Burger King. Mr. Castaldo was a member of the faculty for 12 years at the H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University, and currently serves on their Marketing Advisory Board. He earned his MBA from the Harvard Business School at Harvard University. Mr. Castaldo’s qualifications to serve on the Board include his significant experience in the food and beverage industry, as well as his executive leadership and management experience.

Damon DeSantis has served as a director since August 2021. Since June 2022, Mr. DeSantis has also served as a member of the board of directors of Integrated BioPharma Inc. (Nasdaq: INBP), an established manufacturing and sales company engaging primarily in the manufacturing, distributing, marketing and sales of vitamins, nutritional supplements, and herbal products. His corporate business interests continue with ownership, direct investment, and board membership in a variety of private businesses in the hospitality, financial services, spirits and cannabis industries. Additionally, Mr. DeSantis is a principal of Arcus Capital Partners, an SEC-registered investment advisory firm. Previously, until 2001, Mr. DeSantis served as Chief Executive Officer and as a member of the board of directors of Rexall Sundown Nutritional Company, a former Nasdaq 100 company. Rexall Sundown was in the business of developing, manufacturing, packaging, marketing, and distributing nutritional products with over 2800 SKUs to wholesalers, distributors, and retailers in the United States and worldwide. He is the son of Carl DeSantis, who was formerly one of the principal stockholders of Celsius. Mr. DeSantis’ qualifications to serve on the Board include his wide array of business experience.

Israel Kontorovsky joined Celsius’ Board of Directors in October 2024 and since January 2025 has served as the Chief Financial Officer, PepsiCo Beverages North America. Since joining PepsiCo, Inc. (“PepsiCo”) in 2000, he has held various leadership roles including Senior Vice President, Commercial Finance at PepsiCo Foods North America (PFNA), Chief Financial Officer of Quaker Foods North America, where he led the integration of Quaker with PFNA, and, most recently, as Chief Financial Officer of PepsiCo LatAm. Mr. Kontorovsky holds a Bachelor of Arts in economics from the University of California, Los Angeles and a dual Master of Business Administration and Master of Science in international business from the University of Miami. We believe that Mr. Kontorovsky’s extensive international, financial and operational experience at some of the world’s leading consumer packaged goods and beverage companies makes him a valuable member of our Board.

Hal Kravitz has served as a director since April 2016 and as the Lead Independent Director since July 2021. Since October 2023, Mr. Kravitz has served as an external advisor for the consumer products and retail practices at Bain & Company, a management consulting company. Since July, 2022, Mr Kravitz has served as a Strategic Business Advisor for the AI technology development company, MFMsoft. From November 2018 through November 2021, Mr. Kravitz served as President, Certified Management Group, a division of Advantage Solutions. From 2014 to 2018, Mr. Kravitz served as Chief Executive Officer of AQUAhydrate, Inc., a company engaged in the manufacture, distribution, and marketing of premium bottled water. In 2013, Mr. Kravitz helped form InterContinental Beverage Capital as a founding member, a New York-based merchant bank focused on investments in the beverage and other consumer packaged goods industries. For over 30 years, Mr. Kravitz served as an executive officer and in other management positions in various units of the Coca-Cola system, including as President of its acquired Glaceau Company, makers of Vitaminwater® and Smartwater® and as Chief Revenue Officer at Coca-Cola Enterprises. Mr. Kravitz received a degree in accounting from the University of Georgia. Mr. Kravitz’s qualifications to serve on the Board include his extensive experience in the Beverage and CPG industries.

Caroline Levy has served as a director since July 2020. Since November 2019, Ms. Levy has served as the founder of Caroline Levy Advisory Services, which provides strategic and financial advice to investors and corporations in the beverage, household products and cosmetics industries. From June 2017 to November 2019, Ms. Levy served as Senior Equity Research Analyst at Macquarie Group Limited, covering both large and small cap beverage companies. Prior to that, Ms. Levy spent eight years as a managing director and senior analyst at CLSA. This followed a decade at UBS, where Ms. Levy headed the U.S. consumer research team, while also holding the position of Chief Operating Officer for U.S. Equity Research and Chair of the Investment Review Committee. Ms. Levy also serves on the board of directors of Health-Ade Kombucha, a maker of kombucha products, where she also serves on the Strategy Committee, and on the board of directors of Athletic Brewing Company, a non-alcoholic craft beer company. Ms. Levy holds degrees in economics and accounting from the University of Cape Town. Ms. Levy has made numerous media appearances including CNBC’s “Mad Money with Jim Cramer” and Bloomberg. Additionally, she has been recognized multiple times, including “The

2025 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Institutional Investor All Star survey” and “The Wall Street Journal analyst rankings”, for stock picking and earnings accuracy. Ms. Levy is a member of Extraordinary Women on Boards, an organization dedicated to educating and furthering the success of women on private and public for-profit boards. Her qualifications to serve on the Board include her career as a consumer stock analyst for over 30 years, with significant experience in equity analysis and capital markets in the beverage company sector.

Hans Melotte joined the Board of Directors in September 2024. Since 2023, Mr. Melotte also serves on the boards of directors at Revlon, a global cosmetics and personal care company, and Cartamundi, a world’s leading manufacturer of playing cards, trading cards and board games. From 2016 through the end of 2022, Mr. Melotte held several senior executive leadership roles at Starbucks, including President of Starbucks’ At Home Coffee, Ready to Drink Coffee and Foodservice business across 80+ markets and Executive Vice President, Global Supply Chain. Prior to Starbucks, Mr. Melotte spent 20 years at Johnson & Johnson across Europe and the United States, including serving as their enterprise Chief Procurement Officer. He started his career at Procter & Gamble and Coopers & Lybrand. We believe that Mr. Melotte’s corporate governance experience across multiple industries as well as the unique combination of international business leadership with a strong operations experience at some of the world’s most reputable and leading companies, qualify him to be a valuable member of our Board.

Cheryl Miller has served as a director since August 2021. From January 2022 to October 2022, Ms. Miller served as Chief Financial Officer of West Marine, the nation’s leading omni-channel provider of products, services and expertise for the marine aftermarket. Prior to that, from April 2021 to December 2021, Ms. Miller served as an executive strategic advisor for JM Family Enterprises, a diversified automotive company, where she also served as Executive Vice President and Chief Financial Officer from January 2021 to April 2021. Ms. Miller has also previously served as President and Chief Executive Officer and held positions of Executive Vice President and Chief Financial Officer, Treasurer and Vice President of Investor Relations between 2010 and April 2020 with AutoNation Inc. (NYSE: AN), a publicly traded Fortune 150 automotive retailer. She also served on AutoNation Inc.’s board of directors from July 2019 to July 2020. In addition, since 2016, Ms. Miller has served on the board of directors of Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest public food companies, where she is a member of the audit committee and chairs the compensation & leadership development committee. Ms. Miller also serves on the board of directors and audit and risk committees for Old Dominion Freight Line, a leading, less-than-truckload carrier and a component of the S&P 500. She holds a bachelor’s degree in finance and business administration from James Madison University and is also Directorship Certified® with the National Association of Corporate Directors. Ms. Miller’s qualifications to serve on the Board include her corporate finance experience in consumer-focused industries, including her experience as a corporate chief financial officer.

Joyce Russell has served as a director since August 2021. Since its formation in 2019, Ms. Russell has served as President of the Adecco Group U.S. Foundation, which is focused on up/re-skilling American workers and helping to ensure work equality for all. Ms. Russell previously served as President of Adecco Staffing U.S. from 2004 to 2018, an affiliate of the Swiss public company Adecco Group AG, a Fortune Global 500 company, and she brings over 36 years of experience specializing in human resource solutions. Ms. Russell is a member of Women Corporate Directors and the Committee of 200. She is also on the board of directors of the American Staffing Association and Dress for Success Worldwide. Ms. Russell has been a panelist at the World Economic Forum in Davos and a panelist at Fortune’s Most Powerful Women Summit. Ms. Russell holds a Bachelor of Arts degree in business and communications from Baylor University. Ms. Russell’s qualifications to serve on the Board include her extensive experience in human resources.

Other than the designation of Mr. Kontorovsky by PepsiCo as a member of our Board, there are no arrangements or understandings between any of our director nominees or executive officers or any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Family Relationships

There are no family relationships among our executive officers or director nominees.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our directors, executive officers, promoters, control persons, or nominees has been involved in any legal proceedings requiring disclosure under Item 401(f) of Regulation S-K.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

14	2025 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND

CORPORATE GOVERNANCE

Director Attendance at Board, Committee, and Other Meetings

During the year ended December 31, 2024, the Board of Directors held eight meetings, the Audit and Enterprise Risk Committee met six times, the Human Resource and Compensation Committee met five times, and the Governance and Nominating Committee met two times. Each director attended at least 75% of the total number of meetings of the Board and of each committee on which such director served (in each case, during the periods that such director served). Additionally, our independent directors meet at regularly scheduled executive sessions without management participation.

As set forth in our Corporate Governance Principles, all directors are expected to attend the Company’s annual meeting of stockholders. All of our then-current directors attended the 2024 annual meeting of stockholders.

Director Independence and Board Committees

Director Independence

Our Board of Directors has determined that each of our directors, except John Fieldly, is independent within the meaning of the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Board of Directors consults with advisors to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. In making the independence determinations, the Board considered a number of factors and relationships, including without limitation all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors. Each of our directors serving on our Audit and Enterprise Risk Committee and Human Resource and Compensation Committee satisfies the applicable heightened independence standards requires by SEC and Nasdaq rules for service on such committees.

Board Committees

Our Board of Directors has established three standing committees: the Audit and Enterprise Risk Committee; the Human Resource and Compensation Committee; and the Governance and Nominating Committee. The table below sets forth the members of each of these committees:

Audit and Enterprise Risk Committee	Human Resource and Compensation Committee	Governance and Nominating Committee
Cheryl Miller (Chairperson) Israel Kontorovsky(1) Caroline Levy Hans Melotte(1) Joyce Russell	Joyce Russell (Chairperson) Nicholas Castaldo Hal Kravitz Hans Melotte(2)	Damon DeSantis (Chairperson) Nicholas Castaldo Caroline Levy Cheryl Miller

(1)	Mr. Melotte joined the Audit and Enterprise Risk Committee on September 18, 2024 and Mr. Kontorovsky joined the Audit and Enterprise Risk Committee on October 29, 2024.
(2)	Mr. Melotte joined the Human Resources and Compensation Committee on September 18, 2024.

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on the Company’s website at www.celsiusholdingsinc.com. The information on our website is not incorporated by reference into, or made a part of, this proxy statement.

Each of Mr. Kontorovsky, Ms. Levy, Mr. Melotte and Ms. Miller qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K, based on such person’s business and professional experience in the financial and accounting fields.

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Audit and Enterprise Risk Committee

The Audit and Enterprise Risk Committee assists our Board of Directors in its oversight of the Company’s financial reporting, compliance, and risk functions, including (i) the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements and the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the effectiveness of the Company’s internal control structure, (v) the compliance by the Company with significant legal and regulatory requirements, (vi) risk exposures and the Company’s policies with respect to risk assessment and risk management, and (vii) such other matters as directed by the Board. Further, the Audit and Enterprise Risk Committee, among its other responsibilities:

•

has sole responsibility for the appointment, compensation, retention, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	reviews and pre-approves all the audit services to be performed and the proposed fees in connection with such audit services;

•

reviews with management, the independent auditors and the internal auditors the quality and adequacy of internal controls that could significantly affect the Company’s financial statements and the disclosure controls and procedures designed to ensure compliance with applicable laws and regulations;

•	reviews with the independent auditors the Company’s relationships and transactions with related parties that are significant to the Company;

•

discusses with management, the Company’s internal audit department, and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting and its disclosure controls and procedures, and reviews disclosures made by the Company’s principal executive officer and principal financial officer in the Company’s periodic reports filed with the SEC regarding compliance with their certification obligations;

•

discusses the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditors prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and reports on such discussions to the Board;

•

reviews and discusses with management and the independent auditors the Company’s quarterly earnings press releases, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies, including review of any non-GAAP financial measures and the compliance and disclosure thereof;

•

reviews and discusses with management the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures that may have a material impact on the Company’s financial statements;

•

discusses with management and the independent auditors matters related to (a) the Company’s major financial risk exposures, including financial, operational, compliance, strategic, privacy, cybersecurity, business continuity, third party risks, legal and regulatory risks, and any emerging risks, (b) the Company’s policies with respect to risk assessment and risk management, and (c) the steps management has taken to monitor and control these exposures;

•

meets at least quarterly with the Company’s Chief Legal Officer to review known legal and regulatory matters that may have a material impact on the Company’s financial statements, including litigation and regulatory investigations, and any material reports or inquiries received from regulators or government agencies, and works with the Chief Legal Officer to evaluate the adequacy of the Company’s policies and procedures for ensuring compliance with applicable laws and regulations;

•

approves Company procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and regularly reviews any reports of such nature;

•

periodically reviews the Company’s material policies and procedures regarding ethics and compliance, including the Company’s Code of Ethical Conduct and the Company’s Code of Ethics for Senior Financial Officers;

•	maintains open, continuing and direct communication between the Board of Directors, the Audit and Enterprise Risk Committee and the Company’s independent auditors;

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

•	annually reviews and reassesses the adequacy of, and compliance with, the Audit and Enterprise Risk Committee’s charter, and recommends any proposed changes to the Board for approval; and

•	ensures that the management-led Disclosure Committee is properly staffed and operating as an integral part of the Company’s financial reporting process.

Ms. Miller is the current chairperson of our Audit and Enterprise Risk Committee and will stand for re-election as a director at the Annual Meeting.

Human Resource and Compensation Committee

The Human Resource and Compensation Committee (the “Compensation Committee”) aids our Board of Directors by: (i) reviewing and approving the compensation of our executive officers; (ii) administering all incentive compensation plans and equity-based plans of the Company; and (iii) reviewing and making recommendations to the Board regarding the compensation of non-employee independent directors, among other duties. Further, the Compensation Committee, among its other responsibilities:

•

annually reviews and approves the goals, objectives and philosophies with respect to the compensation of the Company’s Chief Executive Officer and other executive officers, and oversees their implementation, consistent with approved compensation plans, to ensure that compensation decisions regarding executive officers are aligned with such goals, objectives and philosophies;

•

annually reviews and approves the compensation of our executive officers, including annual base salary, short- term incentive awards, long-term incentive awards, severance benefits, perquisites and any other special or supplemental benefits;

•

reviews and approves compensation plans and retirement plans with respect to our executive officers and, to the extent it deems necessary or appropriate, makes recommendations regarding the establishment, amendment or modification of any such plans;

•

administers and interprets the Company’s incentive and equity compensation plans, to the extent required by the terms of such plans, or applicable law, rules or regulations, and reports to the Board regarding any modifications or issues that arise with respect to such plans;

•	reviews and approves employment, severance, change in control, termination and retirement arrangements for our executive officers;

•

periodically reviews non-employee director compensation and benefits for service on the Board and Board committees in relation to other comparable companies and in light of such factors as the committee may deem appropriate, and makes recommendations to the Board regarding compensation for non-employee directors;

•

reviews and approves all of the Company’s material compensation-related policies (including, but not limited to, policies on the mandatory recovery of compensation with respect to claw backs, hedging and pledging);

•	reviews, makes recommendations with respect to, and annually monitors compliance with stock ownership guidelines;

•	periodically reviews reports from management regarding funding the Company’s pension, retirement, and other management welfare and benefit plans;

•	oversees the development of succession plans for the CEO and other executive officers, as appropriate;

•	oversees and at least annually reviews the assessment and mitigation of risks associated with the Company’s compensation policies and practices;

•

reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and, based on such review and discussion, recommends to the Board that the CD&A should be included in the Company’s Annual Report on Form 10-K or Proxy Statement on Schedule 14A;

•	prepares an annual “Compensation Committee Report” for inclusion in the Company’s Annual Report on Form 10-K or Proxy Statement on Schedule 14A; and

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

•	annually reviews and assesses the adequacy of the Compensation Committee’s charter, structure, processes and membership requirements, and submits any recommended changes to the Board.

Ms. Russell is the current chairperson of our Human Resource and Compensation Committee and will stand for re-election as a director at the Annual Meeting.

Governance and Nominating Committee

The Governance and Nominating Committee considers and makes recommendations to the Board regarding matters relating to: (i) the identification and qualification of Board members and potential Board members; (ii) advising the Board with respect to the Board composition, procedures and committees; (iii) corporate governance principles applicable to the Company and other corporate governance matters, including any related corporate governance matters required by the federal securities laws; and (iv) the evaluation of the Board and the Company’s management, among other duties. Further, the Governance and Nominating Committee, among its other responsibilities:

•

identifies, screens and recommends candidates for membership on the Board to fill vacancies and newly created directorships, consistent with the criteria recommended by the Governance and Nominating Committee and approved by the Board, both in connection with the annual meeting of stockholders and at other times when a vacancy or newly created directorship may exist, as well as considers director nominees proposed by stockholders;

•

helps ensure that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity deemed appropriate for the Board as a whole and contains at least the minimum number of independent directors required by SEC rules and Nasdaq listing standards;

•	reviews the suitability for continued service as a director of each member of the Board of Directors when his or her term expires or when he or she has a significant change in status;

•	periodically reviews and makes recommendations to the Board concerning the size, structure, composition, and procedures of the Board and Board committees;

•

at least annually reviews and assesses the independence of each director in accordance with the guidelines established by the Board, applicable Nasdaq listing standards and SEC rules, and makes recommendations to the Board regarding the independence of each director;

•	considers matters of corporate governance and periodically reviews the Company’s corporate governance policies and recommends to the Board modifications to the policies as appropriate;

•

provides oversight of the Company’s response to stockholder proposals submitted to the Company for consideration at the Company’s annual meeting of stockholders and makes recommendations to the Board regarding the Board’s recommendation with respect to how stockholders should vote on any stockholder proposal that appears in the Company’s proxy statement;

•	annually reviews and reassesses the adequacy of the Governance and Nominating Committee’s charter, structure, processes and membership requirements, and submits any recommended changes to the Board;

•	oversees the annual self-evaluation of the Board and the committees of the Board and performs a self-evaluation of the Governance and Nominating Committee; and

•	develops and recommends an environmental, social and governance (“ESG”) strategy, aligned with the Company’s business objectives.

Mr. DeSantis is the current chairperson of our Governance and Nominating Committee and will stand for re-election as a director at the Annual Meeting.

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors. These requirements provide that each non-employee director is required to own shares of common stock with an aggregate value of $300,000. Each non-employee director must satisfy the ownership requirement by the later of November 1, 2027 and the date that is five

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

years following such director’s appointment or election to the Board. Until a director meets the stock ownership requirement, he or she is required to retain all shares of common stock that he or she holds, including all shares received upon the vesting of equity awards (excluding shares sold or delivered to the Company in respect of the exercise price of options or tax withholding).

Director Rotation Policy

The Board has adopted a director rotation policy. This policy provides that any director who has reached the age of 75 will rotate off the Board of Directors by not standing for reelection at the next annual meeting of stockholders.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that whether to have the same individual serve as Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with its business judgment after considering relevant factors, including the specific needs of the business and what the Board believes is in the best interest of the Company’s stockholders. The Board believes that John Fieldly, the Company’s current Chief Executive Officer is best suited to serve as Chairman of the Board. The Board believes that its current leadership structure is appropriate and effective at this time, given the Company’s stage of development. Because the same person serves as both Chief Executive Officer and Chairman of the Board, we have a Lead Independent Director, as described below.

Lead Independent Director

If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, then the independent members of the Board of Directors annually elect, with a majority vote of the independent directors, an independent director to serve in a lead capacity. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director may be removed or replaced from this position (but not as a director) at any time with or without cause by a majority vote of the independent members of the Board. Hal Kravitz is currently the Lead Independent Director. As an experienced career professional in the food and beverage industry, he brings to the Board a wealth of knowledge regarding the Company’s performance and its growth and development.

As part of the Lead Independent Director’s duties and responsibilities, the Lead Independent Director:

•	Presides at all meetings of the Board at which the Chair of the Board is not present;

•	Has the authority to call, and lead, executive sessions with the independent directors;

•	Has the authority to call special meetings of the Board;

•	Helps facilitate communication among the Chair of the Board and independent directors;

•	Communicates with the Chair of the Board between meetings and acts as a “sounding board” and advisor;

•	Solicits input from the independent directors on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board;

•	Collaborates with the Chair of the Board in developing the agenda for meetings of the Board;

•	Reviews Board meeting agendas and the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items;

•	Has authority to include additional agenda items;

•	Communicates with major stockholders of the Company, as appropriate, if requested by such stockholders;

•	Helps facilitate discussion and open dialogue among independent directors during Board meetings, executive sessions and outside of Board meetings; and

•	Consults with the Chair of the Compensation Committee on the annual evaluation of the performance of the Chief Executive Officer.

2025 PROXY STATEMENT	19

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Code of Ethics
We have adopted a Code of Ethical Conduct (“Code of Ethics”) that applies to all of our executive officers, directors and employees and which codifies the business and ethical principles that govern all aspects of our business. The Board also adopted a Code of Ethics for Senior Financial Officers (the “Senior Financial Officer Code of Ethics”, and collectively with the Code of Ethics, the “Codes”), which is applicable to all senior executive officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of each of the Codes is available on the Company’s website at https://ir.celsiusholdinsinc.com/governance/governance-documents. If we make any substantive amendments to the Codes or grant any waiver from a provision of the Codes to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable SEC rules and Nasdaq requirements. The information on the Company’s website does not constitute part of this proxy statement and is not incorporated by reference herein.
Board of Directors’ Role in Risk Oversight
The Board of Directors has an oversight role as a whole and at the committee level in overseeing management of the Company’s risks. The Board regularly reviews with management the financial and operational risks that management believes could substantially impact the Company. The Board has designated the Audit and Enterprise Risk Committee as being responsible for direct oversight of the Company’s risk processes. Members of the Audit and Enterprise Risk Committee have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. Members of the Audit and Enterprise Risk Committee also meet with management on a regular basis to review and discuss the Company’s major risk exposures, including financial, operational, compliance, strategic, privacy, cybersecurity, business continuity, third party risks, legal and regulatory risks, and any emerging risks. The Compensation Committee is responsible for overseeing the risks relating to employee compensation plans and arrangements, including those for our executive officers, and the Nominating and Governance Committee is responsible for ensuring that the Company is appropriately addressing those risks that may arise from changing governance requirements. The Audit and Enterprise Risk Committee has oversight responsibility for cybersecurity matters, and the Nominating and Governance Committee oversees the Company’s ESG planning and initiatives.
Securities Trading Policy
We have adopted a Securities Trading Policy which governs the purchase, sale and/or any other dispositions of our securities by us and our directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of our Securities Trading Policy has been filed with our Annual Report on Form
10-K
for the year ended December 31, 2024, filed under the Exchange Act on March 3, 2025.
Anti-Hedging and Pledging Policy
We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers, directors, employees and independent contractors or advisors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including variable forward contracts, equity swaps, collars and exchange funds) with respect to securities of the Company, and (ii) holding the Company’s securities in a margin account or pledging Company securities as collateral for a loan. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy.
Consideration of Director Nominees
We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Governance and Nominating Committee. The Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a

20	2025 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

broad sense when evaluating Board composition and nominations, and they seek to include directors with a diversity of experience, professions, viewpoints, skills and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represents stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election,
the Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.
The Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties. See “General Information About the Annual Meeting
- When are stockholder proposals due for next year’s annual meeting?” for the procedures to be followed by stockholders to submit nominations for director candidates.
As set forth in the Company’s Corporate Governance Principles, the general criteria for the nomination of director candidates as currently established by the Governance and Nominating Committee include, among other things:

•	A reputation for and commitment to integrity, honesty and the highest ethical standards.

•
Demonstrated business acumen, experience and ability to exercise sound judgments in challenging matters that relate to the current and long-term objectives of the Company and willingness and ability to work collaboratively and contribute positively to the decision-making process of the Board and the Company.

•	A commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees and to attend the annual meeting of stockholders.

•
Interest in and ability to understand the sometimes conflicting interests of the various stakeholders of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the best interests of all stockholders.

•
No conflict of interest, nor the appearance of a conflict of interest, that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•
Individual directors should provide the Board with a range of diverse backgrounds, perspectives, experiences and knowledge commensurate with and responsive to the Company’s needs and the interests and priorities of the Company’s various stakeholders.

We do not view the renomination of existing directors as automatic. Instead, we believe that renomination must be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers each current director’s performance on the Board, and any committee on which such director serves, which may include consideration of the extent to which such director undertook continuing director education. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge, and abilities that shall assist the Board in fulfilling its responsibilities.
Policy on Director Education
The Company’s Policy on Director Education, as approved by the Board on August 1 2024, encourages its Board members to attend such director education programs as they deem appropriate, given their individual experience and backgrounds, to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the Board generally and to their specific committee assignments. Directors who attend such programs are encouraged to share what they have learned with other Board members.

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Board Skills

Our Board members, collectively, exhibit a broad range of skills across many areas of expertise, as follows:

Experience, Expertise or Attribute	Castaldo	DeSantis	Fieldly	Kontorovsky	Kravitz	Levy	Melotte	Miller	Russell

General Management & Business Operations	●	●	●	●	●	●	●	●	●

CEO Experience		●	●		●			●

CFO Experience			●	●				●

COO Experience	●					●			●

CTO Experience

Food & Beverage Industry Knowledge	●	●	●	●	●	●	●	●

Technology

Cyber Security Experience

Finance			●	●		●	●	●

Accounting			●	●	●	●		●

Risk Management			●	●			●	●

Human Resources & Talent Development	●				●	●	●		●

International Business		●		●	●	●	●		●

Distribution and Supply Chain				●	●	●	●

Strategy Development	●	●	●	●	●	●	●	●	●

Mergers & Acquisitions	●	●		●		●	●	●

Consumer Marketing and Branding	●	●	●	●	●	●	●

Legal/Regulatory and Compliance		●

Corporate Governance			●			●	●	●

Service on Other Public Company Boards	●	●						●	●

Experience with Non-Profit Foundations		●					●		●

Government Affairs / Public Policy

ESG (Environmental, Social, Governance)		●					●

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant Board member by addressing communications to:

Celsius Holdings, Inc.

c/o Corporate Secretary

2381 NW Executive Center Drive, 4th Floor

Boca Raton, Florida 33431

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

All stockholder correspondence will be compiled by our Corporate Secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations and advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

2025 PROXY STATEMENT	23

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer Since

John Fieldly	45	Chairman of the Board and Chief Executive Officer	2016

Eric Hanson	53	President and Chief Operating Officer	2025

Jarrod Langhans	44	Chief Financial Officer	2022

Tony Guilfoyle	51	Chief Commercial Officer	2020

Richard Mattessich	60	Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary	2023

Paul Storey	56	Chief Supply Chain Officer	2021

Kyle Watson	43	Chief Marketing Officer	2019

John Fieldly, Chairman of the Board and Chief Executive Officer

Mr. Fieldly’s biographical information is included above in Proposal No. 1 – Election of Directors.

Eric Hanson, President and Chief Operating Officer

Mr. Hanson joined the Company in March 2025. He has over 27 years of experience in sales, general management, commercial planning and partnership management in the food and beverage industry. From 1997 until 2025, Mr. Hanson held various senior roles at PepsiCo, including Senior Vice President - Strategic Partnerships; Senior Vice President, Energy Drinks; Senior Vice President – Commercial Planning & Sales Transformation; Senior Vice President, Revenue Growth Management, and numerous sales and general management roles across PepsiCo Beverages. He received a Bachelor of Science degree in Marketing from Indiana University’s Kelley School of Business.

Jarrod Langhans, Chief Financial Officer

Mr. Langhans has served as Chief Financial Officer since April 2022. From June 2020 to April 2022, Mr. Langhans served as Chief Financial Officer of the Rest of World Operating Segment of Primo Water Corporation, which covered 19 countries across Europe as well as Israel. From July 2012 through May 2020, Mr. Langhans held various executive positions within Primo Water Corporation (formerly Cott Corporation) across the accounting, finance and investor relations areas. Mr. Langhans’ prior experience also includes working for major accounting firms such as CBIZ Mayer Hoffman McCann (MHM) and Cherry Bekaert. He is a Certified Public Accountant in Florida and has an extensive and diversified financial and leadership background across areas such as financial reporting, including SEC, GAAP and IFRS, financial planning and analysis, mergers and acquisitions, investor relations, and debt and equity issuances, as well as strategic and business analysis and transformation. Mr. Langhans has a master’s degree in accounting from the University of Florida.

Tony Guilfoyle, Chief Commercial Officer

Mr. Guilfoyle has over 20 years of sales leadership and beverage experience. He has served as Chief Commercial Officer since February 2024. Previously, from November 2020 to January 2024, he held the role of Executive Vice President of North American Sales. Before joining the Company, Mr. Guilfoyle spent over 11 years with Rockstar Energy, where he played a key role in the brand’s expansion across North America and EMEA. He served as Senior Vice President of Sales from November 2008 to 2014 and later as Executive Vice President of Sales until Rockstar’s acquisition by PepsiCo in 2020. Mr. Guilfoyle brings deep expertise in all commercial aspects of the business, including key account management, category management, distributor management, and building high-performance teams. He holds a bachelor’s degree from the University of California, Davis.

24	2025 PROXY STATEMENT

EXECUTIVE OFFICERS

Richard Mattessich, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Mr. Mattessich has served as Chief Legal Officer and Corporate Secretary since November 2023 and as Chief Compliance Officer since February 2024. Prior to joining the Company, from August 2019 to October 2023, Mr. Mattessich served as Deputy General Counsel, Corporate and Securities at ADT Inc. From 2005 to 2019, Mr. Mattessich was with Dun & Bradstreet, Inc., where he served as Vice President, Associate General Counsel, and from 2018 to 2019, also served as Chief Compliance Officer. Prior to serving as in-house counsel, Mr. Mattessich was a Partner at Morgan Lewis & Bockius LLP, a partner at Wilmer Cutler Pickering Hale & Dorr LLP, and an associate with Buchannan Ingersoll & Rooney PC, with a focus throughout his legal career on corporate securities law and corporate governance. Mr. Mattessich received his undergraduate degree in accounting from Georgetown University, his MBA in finance from New York University, and his law degree from The University of Texas. Mr. Mattessich was also previously a certified public accountant.

Paul Storey, Chief Supply Chain Officer

Mr. Storey has served as Chief Supply Chain Officer since February 2024. From May 2021 to January 2024, Mr. Storey served as Senior Vice President, Operations. Prior to joining the Company, Mr. Storey was Vice President of Operations for Monster Energy, from August 2017 to April 2021, and Director of Manufacturing for Rockstar Energy Drink from July 2006 to August 2017. Before joining Rockstar Energy, Mr. Storey was a Production Manager for Nestle Waters from June 2004 to July 2006, and a Production Manager for Coca-Cole Enterprises from February 2002 to June 2004. Prior to that, Mr. Storey worked for Cott Beverages as an operations manager from 2000 to 2002, and for Danone S.A. as a Production Supervisor from 1993 to 2000. Mr. Storey received his degree from University College London.

Kyle Watson, Chief Marketing Officer

Ms. Watson has led our marketing team since joining the Company in 2019. She has served as Chief Marketing Officer since February 2024. Prior to that, from January 2023 to January 2024, Ms. Watson served as the Company’s Executive Vice President, Marketing, and as the Vice President of Marketing from June 2019 to January 2023. Prior to joining the Company, Ms. Watson acquired 14 years of marketing experience, most predominantly in brand marketing. From February 2016 to April 2019, Ms. Watson served as the Marketing Director for Hiball Energy where she was responsible for development and execution of a comprehensive, national strategy, and ultimately positioning the brand for acquisition by Anheuser Busch Companies, LLC in 2017. Prior to that, Ms. Watson held marketing roles of increasing responsibility with various organizations across the retail, food and beverage, and sports industries. Ms. Watson currently has nearly twenty years of marketing experience, having spent most of her career in brand marketing. Ms. Watson received her degree in communications and advertising from Florida State University.

2025 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes our 2024 executive compensation program as it applied to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our three most highly paid other executive officers (collectively, our “NEOs”). For 2024, our NEOs were:

•	John Fieldly - Chief Executive Officer

•	Jarrod Langhans - Chief Financial Officer

•	Tony Guilfoyle - Chief Commercial Officer

•	Paul Storey - Chief Supply Chain Officer

•	Rich Mattessich - Chief Legal & Compliance Officer and Corporate Secretary

As used in this section, all references to the “Committee” or the “Compensation Committee” mean the Human Resources and Compensation Committee of the Board of Directors, which oversees the design and operation of our executive compensation program. For more information about the Committee and its role and responsibilities, please see the discussion under the heading “Human Resources and Compensation Committee” above.

All share and per share amounts presented in this CD&A and elsewhere in this proxy statement have been retroactively adjusted where applicable to reflect the three-for-one forward stock split of our common stock that became effective on November 15, 2023.

CD&A Executive Summary

2024 was marked by significant operational achievements, expansion into new markets, and underscored by consumers’ continued preference for our great-tasting, functional products, despite many challenges across the CPG and energy sectors. We were able to execute significant operational milestones, including the acquisition of Big Beverages, drive solid volume growth year over year, launch new products, and expand into new markets. Despite these accomplishments, our financial results were negatively impacted by the timing of orders, some promotional allowances, and the impact of a fully implemented incentive program with our largest distributor. Despite our difficulties in 2024, we continued to fulfill our commitment to deliver attractive total stockholder returns to our stockholders of 25% for the three-year period ended December 31, 2024. We continue to believe that we have the right strategy to drive sustained, long-term growth, and we believe the February 2025 agreement to acquire Alani Nu will further strengthen Celsius’ position as an innovative leader in the large, growing global energy category. A summary of our financial successes is outlined below.

26	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(1)

Adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for presenting Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see Annex B to this proxy statement.

(2)	Total Stockholder Return (“TSR”) is calculated based on Celsius’ 20-trading-day stock price averages ended on 12/31 in each period.

2024 Performance Highlights

The Company continued to deliver strong results amid a challenging year for the CPG and energy drink category:

•	Grew revenue by 3% in 2024 to $1.36 billion, driven by 37% revenue growth in international markets

•	Improved gross profit margins by 220 bps from 2023 to 2024

•	Delivered 22% volume growth year-over-year

•	Contributed 30% of all energy drink category growth in 2024, continuing to bring in new consumers and increasing consumption(1)

•	Continued strong innovation and portfolio expansion, with expansion of CELSIUS ESSENTIALS and launch of CELSIUS HYDRATION in early 2025

•	Acquired Big Beverages, supporting innovation, R&D, supply chain control; expected near and medium-term financial benefits

•	Continued international expansion with entrance into six countries, including Canada, U.K., Ireland, Australia, New Zealand, and France

(1)	Circana, US MULO+ W/C, RTD Energy Full Year 2024 ended 12/29/24

2024 Executive Compensation Highlights

Celsius strives to maintain a pay-for-performance orientation, and our pay decisions made with respect to 2024 were no different. Our annual compensation process is typically as follows:

Compensation Committee Annual Compensation Process

	Q4 2023	Q1 2024	Q4 2024	Q1 2025
Pay Actions	◾ FY24 Target Pay Established		◾ FY25 Target Pay Established
Plan Design		◾ FY24 Incentive Plan Design Approved		◾ FY24 Incentive Plan Payouts Approved ◾ FY25 Incentive Plan Design Approved

❖	2024 Target Pay Established

At the end of 2023, the Committee considered Celsius’ record 2023 performance and significant growth, individual performance, and size-appropriate market pay data that reflected our larger scope of operations. When taking these factors into consideration, the Compensation Committee approved year-over-year increases in executives’ target pay from 2023 to 2024 to place our executives at competitive levels.

2025 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

❖	2024 Incentive Plan Design and Outcomes

Alongside the compensation increases, at the beginning of 2024, the Company also set aggressive financial goals for 2024 to continue to ensure executive rewards were tied to strong financial performance.

In addition, to further enhance the link between executive pay and stockholder return, we incorporated performance stock units (“PSUs”) tied to three-year revenue and relative total stockholder return goals that will vest in March 2027, subject to goal achievement.

During 2024, our ability to achieve our financial goals was impacted by the timing of orders from PepsiCo, increased promotional activity, and PepsiCo’s incentive programs. While still delivering strong operating results, this resulted in lower-than-expected financial performance for the Company. As a result, the financial performance component of the 2024 annual bonus plan had a payout factor of 17% of target.

❖	2025 Target Pay Established

Finally, in recognition of a challenging 2024, in Q4 of 2024 the Committee determined that it would not make substantive changes to target total direct pay levels (salary plus target annual incentive plus target long-term incentives) for any of our NEOs effective Q1 2025.

Continued Evolution of Compensation and Governance Practices

Since 2022, we have been evolving our compensation and governance practices as the Company has grown. The Compensation Committee’s objective for our NEO compensation program is to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance and the creation of long-term value for our stockholders. In designing our NEO compensation program, the Compensation Committee is mindful of our key stakeholders’ perspectives on executive compensation. After receiving a low approval on our advisory vote on executive compensation at our 2022 annual meeting of stockholders, we undertook a thorough examination of our executive compensation program and made changes intended to improve the program. A summary of the changes made to our executive compensation program in 2022-2024 is outlined below:

28	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

Conducted Outreach Program to Address 2022 Say-on-Pay Vote

•   Continued regular engagement with stockholders over 2022-2024, including those holding approximately 30% of our outstanding common stock (or approximately 40% of our outstanding shares not including shares held by our founder and his related parties)

•   Discussions involved compensation, governance, and ESG matters

Enhanced Pay for Performance Alignment in our Short-Term Incentive Plan

•   Simplified the annual incentive to align executive pay with consistent Company-wide financial metrics and individual key performance indicators

•   Increased the maximum payout for short-term incentives from 120% to 150% of target short-term incentive

•   Moved from a stepped- to straight-line payout curve to align with market practice

Introduced Ongoing Long-Term Performance Plan for 2024

•   Adopted a long-term performance plan to better align executive compensation with long-term business goals and stockholder value

•   The PSU plan is based on cumulative three-year revenue growth, relative total shareholder return, and, for 2024, includes an absolute stock price performance kicker

Adjusted Compensation Peer Group • Adjusted the peer group we use to determine whether compensation is in line with the market to better reflect our industry, business focus and increased size

Improved Governance Practices/ Policies

•  Adopted a compensation clawback policy in line with SEC and Nasdaq requirements

•  Established stock ownership requirements, applying to all NEOs and non-employee directors

•  Entered into new employment agreements with our CEO and CFO which align their severance arrangements to market-competitive norms

•  Adopted a new equity compensation plan subject to stockholder approval at this year’s Annual Meeting, with stockholder-friendly enhancements including double trigger change-in-control provisions and elimination of the evergreen provision

•  Adopted a market-aligned executive severance and change in control plan that covers top executives

2025 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Best Practices

Our Compensation Committee has established three key principles that provide the framework for our executive compensation program:

Attract and retain highly qualified and experienced executives

•   Peer group and compensation survey data is used to help ensure compensation is market-competitive.

•   A majority of incentive compensation is paid only if an executive continues to perform services for the Company over multi-year periods.

Motivate executives to achieve strategic goals

•   Annual incentive bonus is tied to short-term financial objectives and individual measures related to the achievement of strategic objectives.

•   Awards under our new long-term performance plan adopted in 2024 tied to long-term revenue growth and stock price improvement

•   The majority of performance-based awards granted in 2022 following the PepsiCo transaction vested only upon completion of critical milestones.

Encourage and reward delivery of stockholder value

•   Long-term incentives are in the form of Restricted Stock Units (“RSUs”) and PSUs.

•   Awards under our new long-term performance plan adopted in 2024 are measured over three years and require sustained performance.

We seek to reinforce equity ownership and entrepreneurialism by our executives, align their interests with those of our stockholders and link compensation to measurable corporate goals and qualitative individual performance.

Stockholder Outreach and “Say-on-Pay”

Currently, we provide our stockholders with the ability to cast an advisory vote on the compensation of our NEOs every three years. In 2019, 98% of the votes were cast in favor of our NEO compensation, but in 2022, only 59.9% of the votes were cast in favor. While this level of support indicates that more than half of our stockholders endorsed our NEO compensation program and governance practices, we noted the reduction in support, and since 2022, we have embarked on an ongoing and annual stockholder engagement program to solicit detailed feedback from stockholders on our current and past NEO compensation practices, as well as on other governance matters.

In 2024, we reached out to our top institutional stockholders and engaged directly with stockholders owning approximately 30% of our outstanding shares of common stock (or approximately 40% of our outstanding shares not including shares held by our founder and his related parties). Outreach meetings included our Lead Independent Director, Chief Executive Officer, Chief Financial Officer, Chief of Staff, and Investor Relations. During these stockholder outreach meetings, we sought input on our NEO compensation program and governance practices. The table below summarizes the feedback we received from stockholders from 2022 through 2024 and the actions taken to address these concerns.

30	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach Feedback	Actions Implemented
Short-Term Incentives:	We have enhanced our disclosure in the CD&A to improve the clarity of our compensation programs.
Disclosure regarding annual incentive awards is not detailed enough for stockholders to evaluate the link between the short-term incentives and stockholders’ interests.

We have simplified our short-term incentive plans to align all executives to Company financial metrics that are tied to stockholder value.

Disclosure of the annual incentive plan, including the financial and individual performance goals and financial metrics applicable to each NEO, as well as the results with respect to these performance goals for 2024, is in the section titled “Annual Incentive Plan.”

Long-Term Incentives:

Stockholders raised concerns that the long-term equity incentive awards have historically been time-based and have not included performance-based vesting provisions. Stockholders advocated including strategic and operational performance metrics in long-term incentive awards.

For 2024, our Compensation Committee approved a new long-term PSU plan intended to be a portion of all ongoing equity grants going forward. The PSU plan includes three-year cumulative revenue goals, three-year relative TSR goals, and absolute stock price goals. The PSU plan is intended to account for approximately 50% of the overall long-term incentives for our CEO and 30% for our other NEOs.

Severance Provisions:

Several stockholders expressed concern over the amount of severance benefits that would be payable to our CEO and CFO in the event that they are terminated without cause or resign with good reason following a change in control.

In 2024, we entered into new employment agreements with our CEO and CFO that align all severance benefits more closely with the market. The severance benefits that would be payable following certain involuntary terminations in connection with a change in control are intended to be attractive to our CEO and CFO to maintain focus on the operations of the Company in the event of a change in control or potential change in control transaction

In addition, in 2024 we adopted executive severance and change in control plans that cover all our NEOs to extend the executive focus on our operations in the event of a potential change in control transaction. For more information, please refer to the “Potential Payments under Severance and Change in Control” section.

Compensation Best Practices

Our Compensation Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy and reduce unnecessary risk. The following table summarizes our NEO compensation program features and what we believe are “best practices” in terms of designing and administering the program.

What we do:	What we don’t do:

☑ Pay for performance – greater than 75% of CEO and 70% of other NEOs compensation is variable and/or at risk	☒ No executive is permitted to hedge or pledge Celsius stock

☑ Double-trigger vesting under our proposed 2025 equity plan (subject to stockholder approval at the Annual Meeting) and for all PSUs granted beginning in 2024	☒ No excise tax gross-ups for our NEOs

☑ Cap our short-term incentive plan at 150% of target and our long-term incentive plan at 200% of target (250% of target including the one-time kicker)	☒ No significant perquisites or benefits

2025 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

What we do:	What we don’t do:

☑ Compensation committee composed of only independent directors and is supported by an independent consultant	☒ No repricing of underwater stock options without stockholder approval

☑ Maintain a robust stock ownership requirement that applies to NEOs and directors	☒ No payment of dividend equivalents on unearned awards

☑ Conduct stockholder outreach to solicit feedback and discuss our compensation practices	☒ No short-term incentives are awarded for below threshold performance

☑ Maintain a clawback policy aligned with SEC and Nasdaq requirements	☒ No reward to executives for taking excessive or unnecessary risks

☑ Long-term (3-year) performance periods tied to long-term financial and market-based performance	☒ No evergreen provision in our proposed 2025 Omnibus Incentive Compensation Plan (pending stockholder approval)
The Compensation Committee works with its independent compensation consultant, Farient Advisors (“Farient”), to evaluate the Company’s executive compensation program and incorporate changes to the structure that will better align the executive compensation program with our compensation philosophy and address stockholder concerns. We continue to evolve our compensation practices to better align with our stockholders.
Pay for Performance
We strive to ensure that there is long-term alignment between NEO pay and Company performance, and we monitor NEO pay as it relates to our performance to ensure this alignment.
We believe that a significant portion of our NEOs’ total compensation should be variable and “at risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics, and actual compensation will increase or decrease based on the performance of our stock and other financial metrics. We also believe that equity, rather than cash, compensation should comprise a larger component of our variable pay to provide alignment with our stockholders and encourage retention through multi-year vesting.
We believe that placing a significant portion of executive pay at risk motivates our executives to achieve performance goals and create value for our stockholders. The annual incentive bonus rewards are earned by our NEOs for the achievement of short-term performance goals. The amount paid is tied to the level of performance achieved, with higher payout levels reflecting superior performance. Long-term equity awards reward our executives for achieving long-term performance goals and increasing stockholder value.
As reflected in the charts that follow, 83% of our CEO’s target total 2024 compensation was variable or “at risk,” and an average of 72% of our other NEOs’ target total 2024 compensation was variable or “at risk.”

CEO TARGET 2024 COMPENSATION

17%
18%
39%
26%
Base Salary
Target Annual Incentive
RSUs
PSUs

The charts above are based on the target bonus and the target value of annual long-term incentive (“LTI”) awards, excluding the one-time
PSU kicker award.

32	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How Compensation Decisions are Made
The Compensation Committee operates under a written charter and is responsible for reviewing, approving, or recommending to the Board to approve, the amount and form of compensation for our CEO and other NEOs. The Compensation Committee is also responsible for:

•	Monitoring the performance and compensation of our NEOs;

•	Reviewing executive compensation policies and practices;

•	Reviewing and administering compensation plans;

•	Reviewing the mix and level of compensation by each component individually and in the aggregate;

•	Determining whether proposed goals or structure of awards might have the inadvertent effect of encouraging unnecessary risk taking; and

•	Reviewing the independence and potential conflict of interests of any advisors under applicable Nasdaq listing standards and SEC rules.
In carrying out its duties, the Compensation Committee considers the input of management, and information from the Compensation Committee’s independent compensation consultant regarding practices of a peer group of similarly sized companies in our industry and survey data for our industry in general. The role of each in our executive compensation program is described below.
Compensation-Related Risk Assessment
The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster excessive risk taking. Based upon its assessment, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.
Role of Compensation Consultant
For 2024, the Compensation Committee engaged Farient to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relies on Farient’s expertise in benchmarking and familiarity with competitive compensation practices. In addition, the Compensation Committee regularly requests advice from Farient concerning the design, communication, and implementation of our incentive compensation plans and other programs. The services provided by Farient to the Compensation Committee in 2024 included:

•	Reviewing executive pay philosophy and compensation strategy;

•	Analyzing and providing recommendations on key compensation strategy issues, including its compensation peer group, equity usage, and compensation risk profile;

•	Benchmarking Celsius’ total compensation levels, program design, and key policies for executives and the Board of Directors;

•	Reviewing recommended changes to the short-term and long-term incentive plan designs, including measures, weighting, and leverage;

•	Reviewing key compensation policies and informing the Compensation Committee of regulatory developments;

•	Drafting the Compensation Discussion & Analysis (CD&A) for the Compensation Committee;

•	Reviewing and advising on best practices for Celsius’ 2025 Omnibus Incentive Compensation Plan provisions; and

•	Reviewing management proposals, including management-recommended pay actions.

2025 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Other than the services provided to the Committee, Farient did not provide any other services to the Company. The Committee has considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed by Farient. Based on this review, the Committee has determined that Farient is independent of the Company and its management.
Role of Management
The Compensation Committee works closely with members of our management team in designing our executive compensation program, including Mr. Fieldly, our CEO. Our CEO evaluates the performance of our executive officers (other than his own performance) and makes recommendations to the Compensation Committee with respect to the compensation levels of each NEO (other than himself) and the performance goals for our short- and long-term incentives. The input from our CEO is important for the Compensation Committee to design compensation programs that align to corporate goals and our strategic direction. The CEO is not present during Compensation Committee discussions of his compensation, and the Compensation Committee makes all compensation decisions in its sole discretion.
Role of Peer Group and Survey Data
The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each NEO. Executive compensation, compensation plan design and director compensation of the peer companies is used as a basis to determine whether the compensation levels and practices of the Company are in line with the market for talent. The peer group used for 2024 target pay decisions, developed with the assistance of Farient, was selected based on companies that reflect the Company’s industry, business focus and size. Additionally, a reference peer group of direct competitors in the energy drinks space was established to help inform incentive plan design, but was not used to benchmark compensation pay levels.
Peer Group Used for 2024 Target Pay Decisions

Primary Peers	2023 Revenue (1)	Market Cap (1)(2)
TreeHouse Foods	$3,432	$1,564
Cal-Maine Foods	$3,146	$4,310
Boston Beer	$2,009	$2,674
Lancaster Colony	$1,823	$5,252
Hain Celestial	$1,797	$346
BellRing Brands	$1,667	$9,172
J&J Snack Foods	$1,559	$2,614
Utz Brands	$1,438	$1,182
Simply Good Foods	$1,243	$3,743
National Beverage	$1,173	$3,764
Sovos Brands (3)	$1,020	n/a
Westrock Coffee	$865	$570
Tootsie Roll	$769	$2,099
Freshpet	$767	$5,207
SunOpta	$627	$866
Vita Coco	$494	$1,920
Vital Farms	$472	$1,484
Duckhorn Portfolio (3)	$403	n/a
Beyond Meat	$343	$271
75th Percentile	$1,732	$3,764
Median	$1,173	$2,099
25th Percentile	$697	$1,182
Celsius	$1,318	$6,394

34	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Reference Peers	2023 Revenue (1)	Market Cap (2)
PepsiCo	$91,471	$207,796
Coca-Cola	$45,754	$304,511
Keurig Dr Pepper	$14,814	$45,777
Monster Beverage	$7,140	$50,231
Primo Water (4)	$1,772	n/a

(1)	In millions
(2)	Market Cap as of February 26, 2025
(3)	Duckhorn Portfolio was acquired by Butterfly Equity in December 2024, and Sovos Brands was acquired by Campbell Soup Company in March 2024
(4)	Primo Water Corporation merged with BlueTriton Brands in November 2024, forming Primo Brands
In May 2024, as part of the annual review process, the Compensation Committee approved a new peer group that was more reflective of our growing size. This peer group was used to re-assess
the CEO’s compensation in 2024 and to benchmark executive pay (using primary peers only) and incentive plan design (primary and reference peers) for 2025.
Peer Group Used for 2024
CEO-Mid
Year Target Pay Adjustment and 2025 Target Pay Decisions

Primary Peers	2024 Revenue (1)	Market Cap (1)(2)
Flowers Foods	$5,103	$3,991
Brown-Forman	$4,178	$15,599
TreeHouse Foods	$3,354	$1,564
WK Kellogg Co	$2,708	$1,718
Cal-Maine Foods	$2,326	$4,310
Boston Beer	$2,013	$2,674
BellRing Brands	$1,996	$9,172
Lancaster Colony	$1,872	$5,252
Hain Celestial	$1,736	$346
J&J Snack Foods	$1,575	$2,614
Utz Brands	$1,409	$1,182
Simply Good Foods	$1,331	$3,743
e.l.f. Beauty	$1,024	$4,047
Freshpet	$975	$5,207
Westrock Coffee	$865	$570
SunOpta	$724	$866
Vital Farms	$606	$1,484
Vita Coco	$516	$1,920
75th Percentile	$2,248	$4,244
Median	$1,656	$2,644
25th Percentile	$987	$1,504
Celsius	$1,356	$6,394

Reference Peers	2024 Revenue (1)	Market Cap (2)
PepsiCo	$91,854	$207,796
Coca-Cola	$47,061	$304,511
Keurig Dr Pepper	$15,351	$45,777
Monster Beverage	$7,140	$50,231
Primo Brands	$5,153	$12,852
National Beverage	$1,192	$3,764
Zevia PBC	$155	$142

(1)	In millions
(2)	Market Cap as of February 26, 2025

2025 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation
To implement our compensation philosophy, compensation for our NEOs generally consists of three elements:

Base Salary
Purpose: Attract and Retain Key Executives.
•   Provides a fixed level of compensation for performing essential job functions.
•   Amount of base salary reflects each NEO’s level of responsibility, leadership, tenure, qualifications and the competitive marketplace for executive talent in our industry.
•   Reviewed annually and adjusted, if appropriate.

Annual Cash Incentives
Purpose: Attract and Retain Key Executives / Motivate Executives to Achieve Strategic Goals.
•   Motivates NEOs to achieve our short-term business objectives while providing flexibility to respond to opportunities and market conditions.
•   Includes a combination of financial performance metrics and organization/individual performance metrics.
•   Financial goals are tied to our internal budgets and individual performance metrics are tied to key business objectives.
•   Awards are capped at 150% of target levels.

Long-Term Incentives
Purpose: Attract and Retain Key Executives / Motivate Executives to Achieve Strategic Goals
•   Beginning in 2024, awards comprise a mix of RSUs and PSUs.
•   RSUs vest based on time, 1/3 on each anniversary of the date of grant.
•   PSUs vest based on the achievement of 3-year revenue, relative TSR, and share price goals.
•   Motivates NEOs to achieve our long-term business objectives by tying value of incentives to tangible financial goals and to driving long-term shareholder value

CEO
Off-Cycle
Pay Review
As part of the renewal of Mr. Fieldly’s employment agreement in January 2024, and in light of Celsius’ strong performance in 2023 and into 2024, as well as Mr. Fieldly’s pay positioning as compared to the market at the end of 2023, the Compensation Committee planned to conduct an off-cycle
competitive review of CEO pay after the new primary compensation peer group was approved in May 2024. The Compensation Committee believed that timing the CEO compensation increase during this window was more reflective of Celsius’ current size and took into consideration the latest market data available. Based on its assessment, the Committee approved an increase to all components of Mr. Fieldly’s target 2024 compensation, with retroactive adjustments to his salary and target bonus, effective January 1, 2024. These adjustments are reflected in the tables below. The Compensation Committee also increased Mr. Fieldly’s target LTI award, and as a result, issued an incremental RSU grant in May 2024 to align his 2024 LTI award with his go-forward
target LTI value. This incremental RSU award resulted in RSUs comprising 60% of his total LTI. Going forward, Mr. Fieldly’s annual target LTI award is intended to consist of an equal mix of RSUs and PSUs. The Compensation Committee believes that this mid-year
review recognized Mr. Fieldly’s leadership in driving Celsius’ unique growth trajectory and maintained competitiveness with the refreshed primary compensation peer group.
Target Compensation (Salary + Target Annual Incentive + Target Long-Term Incentive)
In January 2024, in recognition of our revenue increase from $653.6 million in 2022 to $1,318.0 million in 2023, we increased the target pay of all our NEOs to recognize their expanding scope of responsibility and to align to market- competitive levels of companies of comparable sizes. The pay increases reflect our migration to market-competitive pay levels for companies of our size and complexity and provide adequate differentiation between executive roles.

36	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

($000s)	Title	2024					2023	% Change 2024 vs. 2023
NEO		Salary	Target Bonus %	Target STC	Target LTI	Target TDC	Target TDC

John Fieldly	CEO	$950	110%	$1,995	$3,750	$5,745	$2,950	95%

Jarrod Langhans	CFO	$500	50%	$750	$1,250	$2,000	$1,600	25%

Tony Guilfoyle	Chief Commercial	$440	45%	$638	$750	$1,388	$1,120	24%

Paul Storey	Chief Supply Chain	$362	30%	$470	$750	$1,220	$1,028	19%

Richard Mattessich	Chief Legal & Compliance	$354	30%	$460	$750	$1,210	n/a (1)	n/a

(1)	Mr. Mattessich joined the Company in November 2023 and therefore did not require a significant market adjustment in 2024.
Base Salaries
Salaries are intended to be sufficiently competitive to attract and retain key employees. At the end of each fiscal year, our CEO proposes salary increases for the executives that are determined by a variety of factors, including but not limited to: market conditions, Company and individual performance, increased responsibility, and the Company’s overall budget. The CEO proposes salary adjustments, if any, for the NEOs to be approved by the Compensation Committee, and the Compensation Committee recommends any salary adjustment for the CEO to be approved by the Board of Directors. The following table provides information regarding base salaries for our NEOs serving at year-end
of each of 2023 and 2024:

NEO	2023 Base Salary	2024 Base Salary	% Change
Fieldly	$650,000	$950,000	46%
Langhans	$400,000	$500,000	25%
Guilfoyle	$400,000	$440,000	10%
Storey	$328,850	$361,735	10%
Mattessich	$340,000	$353,600	4% (1)

(1)	Mr. Mattessich joined the Company in November 2023 and therefore did not require a significant market adjustment in 2024.
Annual Incentive Plan
Our annual cash incentives are designed to reward employees for financial, operational, and individual performance that focus our organization on meeting or exceeding performance goals and driving stockholder value. The plans provide employees, including our NEOs, with the opportunity to earn cash awards based on the degree to which the Company achieves predetermined performance measures for the year.
The elements used to determine awards may include:

•	A cash bonus incentive opportunity (expressed as a percentage of base salary);

•	Financial targets;

•	Organizational and individual performance goals; and

•	A range of performance objectives (threshold, target, and maximum) for each performance measure.

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

❖	NEO Incentive Opportunities
The target annual cash incentive for each of our NEOs is set forth below, as a percent of base salary, as well as the proportion of their annual cash incentives that will be based on the achievement of financial goals and individual goals.

NEO	Target (% of Base Salary)	Financial Goal Weighting	Indiv. Goal Weighting
Fieldly	110%	75%	25%
Langhans	50%	75%	25%
Guilfoyle	45%	75%	25%
Storey	30%	75%	25%
Mattessich	30%	75%	25%

❖	Financial Performance Targets
Financial performance targets make up 75% of the potential annual incentive opportunity for our executive officers. Performance targets and goals are meant to focus the eligible NEOs on the key elements of our strategic and annual financial plan and are based on the Board-approved annual financial plan for the Company. We select financial metrics that broadly measure Company performance and are tied to stockholder value, so as not to encourage undue risk taking.
Each performance goal is given a threshold, target, and stretch performance level. Payout is based on year-end
actual performance measured against target performance, and weighting of each performance metric. Performance above stretch is capped at a maximum award of 150% of target. If actual performance is between any two points, payouts are determined using straight-line interpolation. If performance falls below 80% of our target, there will be no payout for that metric.

Target % Achieved	Payout %
> 116%	150%
100%	100%
80%	50%
< 80%	0%
The Compensation Committee determines the extent to which the year’s performance goals have been achieved and the corresponding payout, which is finalized following receipt of the Company’s audited financial statements for the applicable year then-ended. The Compensation Committee has discretion to adjust the level of payout with respect to any financial performance target based on its assessment of circumstances relating to the Company’s business. The Compensation Committee did not adjust any of the final results for 2024 performance.
For 2024, we continued to use the same financial performance metrics and weightings as we used in 2023. Weightings represent the portion of the total target annual cash incentive that will be paid out based on that performance metric.

Financial Metric	Weighting
Revenue	25%
Gross Profit	25%
Adjusted EBITDA	25%
The financial metrics above are defined as:

•	Revenue: Based on GAAP revenue recognition standards as reported in the Company’s audited financial statements filed with its Annual Report on Form 10-K.

•	Gross Profit: Based on GAAP reported revenue less reported cost of goods as reported in the Company’s audited financial statements filed with its Annual Report on Form 10-K.

•
Adjusted EBITDA: Based on
non-GAAP
Adjusted EBITDA as reported in our earnings press releases. For additional information with respect to how we calculate Adjusted EBITDA, please see Annex B to this proxy statement.

38	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

❖	Non-Financial Individual Performance Ratings
In addition to the financial performance targets, 25% of the annual cash incentives paid to our NEOs reflect individual performance ratings that relate to our performance in certain strategic organizational categories. The Compensation Committee subjectively rates this performance on a scale of
0-5
based on our overall performance with respect to our strategic plan relating to the given category, as well as the individual performance of the particular NEO in that category. The payout for performance between points is determined using straight-line interpolation.

Performance Rating	Payout %
5	150%
3	100%
0	0%

❖	2024 Annual Incentive Payouts
At the end of the year, the Committee assessed Celsius’ financial performance versus the financial goals for 2024 and approved a total financial payout of 17% of target, as shown below (dollars in millions):

Financial Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Result	Payout %
Revenue	25%	$1,040	$1,755	$2,036	Below Threshold	0%
Gross Profit	25%	$681	$851	$987	At Threshold	50%
Adjusted EBITDA	25%	$307	$384	$445	Below Threshold	0%
Total Financial Weighting/Payout	75%					17%
In addition, 25% of the overall payout was determined by measuring individual performance, as described above. The individual achievement in 2024 and individual performance factors are described below:

❖	2024 Individual Achievements for John Fieldly: 126% payout (percentage of target)
•	Developed and implemented a succession plan for management levels
•	Expanded into at least two new markets
•	Built a strategy on margin improvement
•	Continued to manage investor and stockholder relationships
•	Continued to manage the PepsiCo partnership

❖	2024 Individual Achievements for Jarrod Langhans: 106% payout (percentage of target)
•	Streamlined certain internal functions and migrated to newer systems
•	Continued to strengthen internal controls
•	Developed a uniform treasury management and banking strategy
•	Executed operational efficiency plans in Ireland
•	Rolled out a monthly review process for international markets

❖	2024 Individual Achievements for Tony Guilfoyle: 110% payout (percentage of target)
•	Increased average SKU store count
•	Increased ARP by liquid ounce
•	Maintained target ACV
•	Led numerous successful product launches and promotional activities
•	Surpassed Canada case volume sales target

❖	2024 Individual Achievements for Paul Storey: 130% payout (percentage of target)
•	Implemented value chain transformation
•	Continued expansion of co-packing network to support US growth
•	Implemented logistics dashboard to improve visibility
•	Continued global supply chain implementation

❖	2024 Individual Achievements for Richard Mattessich: 130% payout (percentage of target)
•	Ensured compliance with SEC and Nasdaq filing requirements

2025 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

•	Improved internal Board and Committee governance processes
•	Established a size-appropriate corporate insurance coverage program
•	Developed a strong legal team
The following summarizes 2024 annual cash incentive payouts to our NEOs based on the achievement of the financial performance metrics and the non-financial
organizational and individual goals:

NEO	Total % of Target Achieved	Actual Award Amount
Fieldly	44%	$459,800
Langhans	39%	$97,500
Guilfoyle	40%	$79,200
Storey	45%	$48,834
Mattessich	45%	$47,736
The Company paid the 2024 annual cash incentives on March 14, 2025. The payouts are reflected as 2024 compensation in the Summary Compensation Table of this proxy statement in the column labeled
“Non-Equity
Incentive Plan Compensation.”
Long-Term Incentives
The Compensation Committee grants long-term incentive awards to our eligible NEOs and to a broader group of employees under our Amended 2015 Stock Incentive Plan to align the interests of our management team with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and, through vesting provisions, also help to promote the retention and long-term service of executives and key employees. Subject to stockholder approval at the Annual Meeting and beginning with grants made after the Annual Meeting, long-term incentive awards will be made under the proposed 2025 Omnibus Incentive Compensation Plan.
In 2024, we began granting a mix of PSUs and RSUs to our NEOs to recognize the Company’s growth and to enhance stockholder alignment by providing management with the upside opportunity afforded by outperformance. Upon vesting, each share is settled by delivering to the holder one share of common stock. The performance period for the PSU awards began January 1, 2024 and ends December 31, 2026.

Vehicle	Weighting	Vesting Criteria	Vesting Horizon

PSU	• CEO: 50% (Intended) • NEOs: 30%	• 3-Year Cumulative Revenue: 50% • 3-Year Relative TSR: 50%	3-year cliff

RSU	• CEO: 50% (Intended) • NEOs: 70%	• Service-based	One-third per year over three years
The Compensation Committee approves equity values for target awards with the actual number of shares granted determined on the basis of the closing stock price immediately prior to the grant. The approved value of the LTI awards granted in 2024 as part of the annual equity grant, as well as the number of shares granted to each NEO, are set forth below.

NEO	Target Value of LTI Award	# of RSUs	# of PSUs

Fieldly	$3,750,000	26,984 (1)	18,922

Langhans	$1,150,000	11,353	4,415

Guilfoyle	$750,000	6,812	2,649

Storey	$750,000	6,812	2,649

Mattessich	$750,000	6,812	2,649

(1)
Includes the incremental award of RSUs granted to the CEO in May 2024, as described above under “CEO
Off-Cycle
Pay Review”. Going forward, his pay mix will reflect the intended equal split between PSUs and RSUs.

40	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

❖	One-Time PSU Kicker Award
In recognition of the transition to PSUs, and to continue to reward continued stock price outperformance, the Compensation Committee approved a one-time
PSU “kicker” award in March 2024, which is eligible to vest if our
20-day
average stock price exceeds $92.49 in March 2027. This goal is difficult to achieve and represents a 50% stock price appreciation from date of grant required in three years. The terms of this award are detailed below.

	Celsius 3-Year Stock Price	Payout
Target	$92.49	50% of Target FY24 PSU Award
Threshold	< $92.49	0% of Target FY24 PSU Award

❖	Vesting of Special Leadership Stock Award
On August 1, 2022, PepsiCo and Celsius announced PepsiCo’s $550 million investment in Celsius as part of a long-term distribution strategy. In recognition of the successes and effort that was put into closing this transaction, and to ensure continued success in the execution of the distribution agreement, the Company awarded equity awards to certain key individuals, including the NEOs. The equity awards were a combination of immediately vesting stock and performance awards that vested over one- and two-year
periods and were designed as follows:

Portion of Award	Vesting Provisions	Status
20%	• Fully vested on date of grant	Vested August 2022
40%	• Vest on 1 st anniversary of date of grant provided that the strategic performance metrics are achieved: transition of the business plan and completion of the 2023 joint business plan	Vested August 2023
40%	• Vest on the 2 nd anniversary of date of grant provided that strategic performance criteria are achieved: completion of the 2024 joint business plan and achievement of ACV goals	Vested August 2024
During 2024, the Compensation Committee determined that the performance criteria for the tranche of shares vesting on the second and final anniversary of the grant date were met, and the shares vested, completing the final tranche of this award.
Other Benefits
Our employees, including our NEOs, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, a 401(k) plan and paid time off. We do not provide any pension benefit or supplemental retirement benefits to our NEOs.
Employment Agreements and Severance Benefits
Messrs. Fieldly and Langhans are each party to an employment agreement with the Company. We believe that having employment agreements with Messrs. Fieldly and Langhans is beneficial to us because it provides retentive value and subjects each of Messrs. Fieldly and Langhans to restrictive covenants. The employment agreements provide for benefits on certain terminations of employment. The terms of the employment agreements with Mr. Fieldly and Mr. Langhans are described beginning on page 47 of this proxy statement.
There are no other employment agreements with our NEOs, but each of Messrs. Guilfoyle, Storey, and Mattessich are parties to offer letters with the Company. These offer letters set forth basic parameters of employment as of the date of hire, such as base salary, bonus eligibility, equity grant arrangements, and certain benefits. Current arrangements with each such individual are set forth in the discussion of Executive Compensation. Additionally, in 2024, we adopted an executive severance and change-in-control
policy to encourage executives to focus on decision-making that is in the best interests of our stockholders without concern of job security or their personal financial situations. We will periodically review this policy in light of changing market practices, and we intend to make changes, as appropriate, to ensure that the policy continues to meet these objectives.

2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Compensation-Related Policies
Stock Ownership Policy
We have adopted a stock ownership policy that applies to our CEO and all executive officers, as well as our non-employee
members of the Board. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and non-employee
directors and align the interests of our executive officers and non-employee
directors with those of our stockholders.
The ownership requirement for our CEO and our other executive officers is calculated as a multiple of base salary, or total ownership value for our non-employee
Directors as noted below:

Position	Multiple of Base Salary / Ownership Value

CEO	5x

Other Executive Officers	3x

Non-Employee Directors	$300,000
Each executive officer and director must satisfy the ownership requirement within five years following the later of (i) November 1, 2022 and (ii) the date of his or her appointment or election to the applicable position. If the executive officer or director fails to meet the stock ownership requirement within five years, he or she is required to retain all shares held by the executive officer or director, including all shares received upon the vesting of equity awards (excluding shares sold or delivered to the Company in respect of the exercise price of options and tax withholding).
Qualifying shares that count toward the ownership requirement include:

•
Shares owned outright (including shares in existing brokerage accounts, shares held by members of the individual’s immediate family, or shares in a grantor trust for the benefit of the individual or his or her immediate family);

•	60% of the unvested time-based restricted stock and RSUs granted to the executive officer or director;

•	Shares acquired upon stock option exercises; and

•	Shares or share equivalents underlying fees paid to directors.
All our NEOs and
non-employee
directors met the ownership requirements during our annual measurement period.
Clawback
In 2023, we adopted a clawback policy that complies with the Nasdaq listing standards that implemented the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. If a restatement of our financial statements is required, then incentive-based compensation tied to a financial reporting measure that an executive received during the three prior completed fiscal years will be recalculated (if applicable) based on the restated financial statements. Incentive compensation deemed to have been erroneously received as a result of the restatement must be repaid to the Company, subject to extremely limited exceptions. The method of recoupment will be determined by the Board or a committee of the Board.
We are also subject to the clawback provisions of Sarbanes-Oxley Section 304, which require our CEO and CFO to reimburse the Company for any bonus, incentive, or equity-based compensation that was received during the
12-month
period following an accounting restatement due to our material non-compliance,
due to the CEO or CFO’s misconduct, with any financial reporting requirement.

42	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging/Anti-Pledging
Our insider trading policy contains a strict anti-hedging policy. Our executive officers and directors are prohibited from engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options.
We also maintain an anti-pledging policy, which prohibits all directors and executive officers from pledging the Company’s equity securities or using the Company’s equity securities to support margin debt. We believe that the pledging of shares by directors and executives is adverse to the interests of our stockholders.
Tax Implications of Executive Compensation Program
We considered the taxation and accounting consequences of our executive officer compensation programs as part of our internal evaluation of such programs and awards made under them. However, those consequences were not a deciding factor in our decisions in establishing or administering our compensation programs for 2024. We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company. Pursuant to the Tax Cuts and Jobs Act, the exemption from deduction limit under Section 162(m) of the Internal Revenue Code for performance-based compensation was repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Compensation paid in or awarded for 2024 described above is not eligible for such transition relief.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2024, the Compensation Committee was composed of Joyce Russell, Chairperson, Nicholas Castaldo, Hal Kravitz, and Hans Melotte. Mr. Melotte joined the Board on September 18, 2024. Alexandre Ruberti also served on the Compensation Committee until his resignation from the Board on March 28, 2024. No member of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee nor has any member ever been an officer of Celsius or its subsidiaries. No executive officer of Celsius has served as a director or a member of the compensation committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.
Compensation Committee Report
This Report of the Compensation Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we incorporate this Report of the Compensation Committee by specific reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K.
Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference into our Annual Report on Form
10-K
for the year ended December 31, 2024 filed with the SEC on March 3, 2025.
Compensation Committee
Joyce Russell, Chairperson
Nicholas Castaldo
Hal Kravitz
Hans Melotte

2025 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation of the NEOs for services to the Company during the years ended December 31, 2022, 2023, and 2024.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
John Fieldly	2024	$950,000	-	$4,466,303	-	$459,800	$21,393	$5,897,496
Chairman and Chief Executive Officer	2023	$650,000	-	$1,649,970	-	$958,750	$1,793	$3,260,513
	2022	$540,000	-	$2,542,259	-	$475,875	$19,093	$3,577,227
Jarrod Langhans	2024	$500,000	-	$1,420,386	-	$97,500	$22,263	$2,040,149
Chief Financial Officer	2023	$400,000	-	$999,928	-	$285,000	$216	$1,685,144
	2022	$350,000	-	$2,186,411	-	$146,473	$51,732	$2,734,616
Tony Guilfoyle	2024	$440,000	-	$852,285	-	$79,200	$13,700	$1,385,185
Chief Commercial Officer	2023	$397,756	-	$599,999	-	$270,000	$5,698	$1,273,453
	2022	$283,300	-	$1,726,436	-	$422,957	$5,729	$2,438,422
Paul Storey	2024	$361,735	-	$852,285	-	$48,834	$17,489	$1,280,343
Chief Supply Chain Officer	2023	$328,850	-	$599,999	-	$145,516	$929	$1,075,294
	2022	$316,200	-	$966,437	-	$75,888	$703	$1,359,228
Richard Mattessich	2024	$353,600	-	$852,285	-	$47,736	$16,703	$1,270,324
Chief Legal and Compliance Officer

(1)
These amounts represent the aggregate grant date fair value of awards (RSUs and revenue-based PSUs) and Monte Carlo value of awards (relative
TSR-
and stock price achievement-based PSUs) granted in 2024, 2023 and 2022, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 18 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. The number of awards granted in 2024 is reflected in the “Grants of Plan-Based Awards in 2024” table, below. The values of performance-based RSUs granted in 2024 shown in the table above assume the target number of performance-based RSUs will be earned. The revenue-based and relative
TSR-based
PSUs granted in 2024 may pay out up to 200% of the target award, and the stock price achievement award may pay out upon achievement of a stock price hurdle (and is valued at $92.49 in the table below, which is the minimum stock price required for this award to vest), which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer in the table below.

Name	Maximum PSU total grant date fair value

John Fieldly	$3,874,942
Jarrod Langhans	$919,248
Tony Guilfoyle	$551,771
Paul Storey	$551,771
Richard Mattessich	$551,771

(2)
Amounts represent payouts of our annual cash incentive awards in 2024, 2023, and 2022, and related to fiscal years 2024, 2023, and 2022, respectively. See “Compensation Discussion & Analysis – Annual Incentive Plan.”

(3)	All Other Compensation in 2024 consisted of medical, premiums for life insurance, long-term disability, and the following additional amounts:

•	For Mr. Fieldly and Mr. Langhans, a cell phone allowance, dental and vision benefits

•	For Mr. Guilfoyle, an automobile allowance

•	For Mr. Storey and Mr. Mattessich, a cell phone allowance

44	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table
The following table outlines the cash incentive awards and equity-based awards granted to the NEOs during the fiscal year ended December 31, 2024. All equity-based awards were granted under the 2015 Incentive Stock Plan.

GRANTS OF PLAN-BASED AWARDS IN 2024
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Units (#) (3)
Name	Grant Date	PSU Type	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)		Grant Date Fair Value of Stock awards ($) (4)
Fieldly			$522,500	$1,045,000	$1,567,500
	5/17/2024								8,062 (5)	$749,927
	3/1/2024	Kicker				-	9,461	-		$191,585
	3/1/2024	Revenue				4,731	9,461	18,922		$749,973
	3/1/2024	rTSR				4,731	9,461	18,922		$1,274,870
	3/1/2024								18,922	$1,499,947
Langhans			$125,000	$250,000	$375,000
	3/1/2024	Kicker				-	2,371	-		$48,013
	3/1/2024	Revenue				1,104	2,208	4,416		$175,028
	3/1/2024	rTSR				1,104	2,207	4,414		$297,393
	3/1/2024								11,353	$899,952
Guilfoyle			$99,000	$198,000	$297,000
	3/1/2024	Kicker				-	1,425	-		$28,856
	3/1/2024	Revenue				663	1,325	2,650		$105,033
	3/1/2024	rTSR				662	1,324	2,648		$178,409
	3/1/2024								6,812	$539,987
Storey			$54,260	$108,521	$162,781
	3/1/2024	Kicker				-	1,425	-		$28,856
	3/1/2024	Revenue				663	1,325	2,650		$105,033
	3/1/2024	rTSR				662	1,324	2,648		$178,409
	3/1/2024								6,812	$539,987
Mattessich			$53,040	$106,080	$159,120
	3/1/2024	Kicker				-	1,425	-		$28,856
	3/1/2024	Revenue				663	1,325	2,650		$105,033
	3/1/2024	rTSR				662	1,324	2,648		$178,409
	3/1/2024								6,812	$539,987

(1)
Amounts represent the range of possible payouts that the NEOs could have earned as the annual incentive bonus for fiscal year 2024. Actual payments to the NEOs as the annual incentive bonus are reflected in the
“Non-Equity
Incentive Plan Compensation” column of the Summary Compensation Table. The amount in the “Threshold” column assumes performance with respect to each measure at the threshold level, resulting in payment of 50% of the target award. The amount in the “Maximum” column assumes that the maximum performance level is achieved for each performance measure, resulting in payment of 150% of the target award.

(2)
Amounts represent the range of possible share payouts for the PSUs granted to the NEOs assuming that threshold, target and maximum performance conditions are achieved. The amount in the “Threshold” column assumes performance at the threshold level, resulting in a grant of 50% of the target number of PSUs. The amount in the “Maximum” column assumes performance at the maximum level, resulting in a grant of 200% of the target number of PSUs. The number of PSUs that are earned, if any, will be based on performance for fiscal years 2024 through 2026 and will be determined after the close of fiscal year 2026.

(3)
Amounts relate to RSUs granted in March 2024 as part of the annual equity grant to NEOs. RSU grants will vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)
Amounts represent the aggregate grant date fair value of the RSUs and PSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 14 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.

2025 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

(5)
Amounts relate to incremental RSUs granted in May 2024 as part of Mr. Fieldly’s off cycle pay review, further described in the section titled “CEO
Off-Cycle
Pay Review” in the Compensation Discussion and Analysis. RSU grants will vest in three equal annual installments beginning on the first anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table identifies equity awards that have been previously awarded to each of the NEOs and which were outstanding as of December 31, 2024.

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Fieldly	5/17/2024						8,062	(3)	$212,353
	3/1/2024									9,461	(4)	$249,203
	3/1/2024									9,461	(5)	$249,203
	3/1/2024									4,731	(6)	$124,601
	3/1/2024						18,922	(7)	$498,405
	1/1/2023						31,718	(8)	$835,452
	1/1/2022						12,000	(14)	$316,080
	1/1/2021	888,078			14.21	1/1/2031
	10/23/2019	450,000			1.08	10/23/2029
	1/24/2019	370,002			1.24	1/24/2029
Langhans	3/1/2024									2,371	(4)	$62,452
	3/1/2024									2,208	(5)	$58,159
	3/1/2024									1,104	(6)	$29,066
	3/1/2024						11,353	(7)	$299,038
	1/1/2023						19,222	(8)	$506,307
	4/18/2022						22,314	(9)	$587,751
Guilfoyle	3/1/2024									1,425	(4)	$37,535
	3/1/2024									1,325	(5)	$34,901
	3/1/2024									662	(6)	$17,437
	3/1/2024						6,812	(7)	$179,428
	1/1/2023						11,534	(8)	$303,806
	1/1/2022						8,400	(10)	$221,256
	11/19/2020						27,524	(11)	$724,969
Storey	3/1/2024									1,425	(4)	$37,535
	3/1/2024									1,325	(5)	$34,901
	3/1/2024									662	(6)	$17,437
	3/1/2024						6,812	(7)	$179,428
	1/1/2023						11,534	(8)	$303,806
	1/1/2022						8,400	(10)	$221,256
	5/5/2021						10,290	(12)	$271,039
Mattessich	3/1/2024									1,425	(4)	$37,535
	3/1/2024									1,325	(5)	$34,901
	3/1/2024									662	(6)	$17,437
	3/1/2024						6,812	(7)	$179,428
	11/1/2023						6,700	(13)	$176,478

46	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)	Market value is determined using the December 31, 2024 closing price of the Company’s common stock of $26.34 per share.
(2)
PSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. 100% of the remaining PSUs vest on March 1, 2027 if the performance goals are achieved.

(3)	RSUs vest in equal installments on May 17, 2025, May 17, 2026, and May 17, 2027.
(4)
PSUs are scheduled to vest in March 2027 based upon the achievement of an absolute stock price multiple as described in the section titled “Long-Term Incentives” in the Compensation Discussion & Analysis.

(5)	PSUs are scheduled to vest in March 2027 based upon the achievement of revenue goals as described in the section titled “Long-Term Incentives” in the Compensation Discussion & Analysis.
(6)	PSUs are scheduled to vest in March 2027 based upon the achievement of relative TSR goals as described in the section titled “Long-Term Incentives” in the Compensation Discussion & Analysis.
(7)	RSUs vest in equal installments on March 1, 2025, March 1, 2026, and March 1, 2027.
(8)	RSUs vest in equal installments on January 1, 2025, and January 1, 2026.
(9)	RSUs vest in equal installments on April 18, 2025, and April 18, 2026
(10)	RSUs vested on January 1, 2025
(11)	RSUs vest on November 19, 2025
(12)	RSUs vest in equal installments on May 5, 2025, and May 5, 2026
(13)	RSUs vest in equal installments on November 1, 2025, and November 1, 2026
(14)	Mr. Fieldly’s outstanding 2022 award reflects the cancelation of 6,000 outstanding RSUs that were awarded on January 1, 2022
Option Exercises and stock Vested in 2024
The following table identifies the number of shares of our common stock acquired by our NEOs upon the exercise of outstanding stock options and the vesting of restricted stock and RSU awards during the year ended December 31, 2024.

2024 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Fieldly	1,490,145	$48,368,390	93,510	$4,908,275
Langhans			35,418	$1,924,632
Guilfoyle			76,122	$3,226,643
Storey			23,460	$1,327,349
Mattessich			3,348	$105,395

(1)
The value realized upon exercise is the difference between the closing price of the Company’s common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares acquired upon exercise.

(2)	Amounts do not take into consideration any shares withheld by the Company to satisfy employee income taxes.
(3)	Represents the value realized upon the grant of vested stock and the vesting of RSUs, based on the market value of the Company’s common stock on the vesting date.
Potential Payments on Termination or Change in Control
We have employment agreements with Mr. Fieldly and Mr. Langhans. The employment agreements provide for certain post-employment benefits, which are described below. In addition, we have adopted an executive severance and Change in Control plan, which covers all of our NEOS, as described below.
John Fieldly, Chief Executive Officer
On January 18, 2024, the Company entered into a new employment agreement with Mr. Fieldly, effective January 1, 2024 (the “Fieldly Employment Agreement”). The Fieldly Employment Agreement provides for a three-year
initial term which automatically extends for additional
one-year
periods unless either party provides notice of termination to the other party at

2025 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

least 90 days in advance of the next scheduled renewal date. Under the terms of the Fieldly Employment Agreement, the Company has agreed to pay Mr. Fieldly an annual base salary of $850,000, which amount is subject to periodic review by the Board. Mr. Fieldly is eligible to receive an annual cash bonus in an amount equal to 100% of his base salary upon achievement of performance targets determined by the Compensation Committee and approved by the Board. Mr. Fieldly also is entitled to receive annual equity awards, in amounts and on terms to be determined by the Board.
The Fieldly Employment Agreement provides for severance payments equal to:

(i)
In the event of termination due to death or disability, Mr. Fieldly will receive 12 months of his current annual base salary and a pro rata performance bonus for the number of months remaining in the term based on the prior-year performance factor, plus the acceleration of unvested equity prorated for time in role;

(ii)
In the event of termination other than for “cause” or with “good reason” (each as defined in the Fieldly Employment Agreement), the Company will pay Mr. Fieldly all amounts accrued but unpaid as of the effective date of such termination, as well as an amount equal to two times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs, paid in equal installments over a twenty-four month period, and 24 months of reimbursement for COBRA premiums; and

(iii)
In the event of termination other than for “cause” or with “good reason” within three months before or 24 months after a “change in control” (as defined in the Fieldly Employment Agreement), the Company will pay in addition to all amounts accrued but unpaid as of the effective date of such termination: (1) an amount equal to two and one-half
times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs; (2) full vesting of all outstanding equity, including performance based awards which shall vest at target; and (3) 30 months of reimbursement for COBRA premiums.

To the extent any payments or benefits would be subject to excise tax under Section 4999 of the Code, such payments will be cut back to the extent that Mr. Fieldly would be in a better net after tax position with such payments being cut back. The Fieldly Employment Agreement also contains customary confidentiality provisions and a
24-month
non-competition
and
non-solicitation
provision.
Jarrod Langhans, Chief Financial Officer
On February 2, 2024, the Company entered into a new employment agreement with Mr. Langhans, effective January 1, 2024 (the “Langhans Employment Agreement”), which superseded and replaced Mr. Langhans’ prior employment agreement, originally entered into in 2022. The Langhans Employment Agreement provides for a three-year
initial term which automatically extends for additional
one-year
periods unless either party provides notice of termination to the other party at least 90 days in advance of the next scheduled renewal date. Under the terms of the Langhans Employment Agreement, the Company has agreed to pay Mr. Langhans an annual base salary of $500,000, which amount is subject to periodic review by the Board. Mr. Langhans is eligible to receive an annual cash bonus in an amount equal to 50% of his base salary upon achievement of performance targets determined by the Compensation Committee of the Board and approved by the Board. Mr. Langhans also is entitled to receive annual equity awards, in amounts and on terms to be determined by the Board.
The Langhans Employment Agreement provides for severance payments:

(i)
In the event of termination due to death or disability, Mr. Langhans will receive 12 months of his current annual base salary and a pro rata performance bonus for the number of months remaining in the term based on prior year performance factor, plus the acceleration of unvested equity prorated for time in role;

(ii)
In the event of termination other than for “cause” or with “good reason” (each as defined in the Langhans Employment Agreement), the Company will pay Mr. Langhans all amounts accrued but unpaid as of the effective date of such termination, as well as an amount equal to the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs, paid in equal installments over a 12 month period, and 12 months of reimbursement for COBRA premiums; and

(iii)
In the event of termination other than for “cause” or with “good reason” within three months before or 24 months after a “change in control” (as defined in the Langhans Employment Agreement), the Company will pay, in addition to all amounts accrued but unpaid as of the effective date of such termination: (1) an amount equal to one and one-half
times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs; (2) full vesting of all outstanding equity, including performance based awards which shall vest at target; and (3) 18 months of reimbursement for COBRA premiums

48	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

To the extent any payments or benefits would be subject to excise tax under Section 4999 of the Code, such payments will be cut back to the extent that Mr. Langhans would be in a better net after tax position with such payments being cut back. The Langhans Employment Agreement also contains customary confidentiality provisions and an
18-month
non-competition
and
non-solicitation
provision.
On August 2, 2024, the Company entered into an amendment, effective August 1, 2024, to the Langhans Employment Agreement, which amended the Langhans Employment Agreement to provide for the following:

(i)
In the event of termination other than for “cause” or with “good reason” (as each defined in the Employment Agreement), Mr. Langhans will additionally receive the prorated amount, based on the date of termination, of his target annual bonus for the year in which the termination occurs;

(ii)
Subject to certain conditions, in the event of a termination of employment in connection with a change in control, Mr. Langhans would be entitled to two times (increased from 1.5 times) the sum of (i) his base salary in effect on the termination date plus (ii) his target annual performance bonus for the calendar year in which the termination occurs; and

Subject to certain conditions in the event of termination of employment in connection with a change in control, Mr. Langhans would additionally receive a prorated amount, based on his termination, of his target annual bonus for the year in which the termination date occurs.
Richard Mattessich, Chief Legal Officer
On January 18, 2024, the Company entered into a Severance and Change in Control agreement with Mr. Mattessich, effective January 1, 2024 (the “Mattessich Agreement”). Payments under the Mattessich Agreement are generally superseded by the Executive Severance Plan and CIC Agreement described below, except in the case of death or disability in which case Mr. Mattessich would receive 12 months of his current annual base salary and a pro rata performance bonus and pro rata acceleration of unvested equity.
Executive Severance Plan and Change in Control Policy
In 2024, we adopted the Celsius, Inc. Executive Severance Pay Plan (the “Executive Severance Plan”) which generally applies to our executive officers, including the CEO and CFO. The Executive Severance Plan provides for the payment of severance and other benefits to eligible executive officers in the event of (i) an involuntary termination of employment with the Company other than for Cause, or (ii) resignation for Good Reason (as such capitalized terms are defined in the Executive Severance Plan). In the event of an executive officers’ qualifying termination and subject to such executive officer’s execution of a general release of liability against the Company and other requirements as specified in the Executive Severance Plan, the Company would award the following payments and benefits to the eligible executive officers:

(i)
a lump sum payment of the (i) sum of (A) the executive officer’s base salary plus 100% of such executive officer’s target annual bonus for the year in which the termination occurs and (B) the prorated amount, based on the date of termination, of such executive officer’s target annual bonus for the year in which the termination occurs, minus (ii) amounts payable under any government-mandated severance that does not prohibit offset and any outstanding debt owed to the Company; and

(ii)	a lump sum payment equal to such executive officer’s COBRA premiums over a 12-month period.

2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Notwithstanding the foregoing, no executive officer would be entitled to benefits under the Executive Severance Plan to the extent such executive officer will receive greater benefits under any other applicable contractual plan or arrangement. Additionally, the Human Resources and Compensation Committee, as plan administrator, may, as it deems appropriate, in its sole and absolute discretion, authorize severance benefits in an amount different (greater or less) from the guideline amounts set forth in the Executive Severance Plan.
In 2024, the Board adopted a form of Executive Change in Control and Indemnity Agreement (the “CIC Agreement”), that may be entered into from time to time with certain executive officers of the Company. The CIC Agreement provides for the payment of severance and other benefits in the event that, during the three-month period preceding and the two-year
period following a Change in Control, the applicable executive is terminated by the Company other than for Cause, or if such executive voluntarily resigns for Good Reason (as such capitalized terms are defined in the CIC Agreement). In the event of a qualifying termination and subject to the executive officer’s execution of a general release of liability against the Company and other requirements as specified in the CIC Agreement, the Company shall pay to such executive:

(i)
any accrued obligations, including (i) the executive officer’s earned but unpaid base salary through such officer’s termination, (ii) payment of any accrued paid time off, (iii) reimbursement of certain expenses and (iv) any earned but unpaid annual bonus for any year preceding the fiscal year in which the termination occurs;

(ii)
a cash payment equal to the product of (i) two times the sum of (A) the executive officer’s base salary plus (B) 100% of such executive officer’s target annual bonus for the year in which the termination occurs;

(iii)	a prorated amount of such executive officer’s target annual bonus for the year in which the termination occurs; and
(iv)	a lump sum payment equal to such executive officer’s COBRA premiums over an 18-month period.
The CIC Agreement additionally includes confidentiality,
non-competition,
non-solicitation
and intellectual property covenants in favor of the Company, as well and indemnification provisions in favor of the applicable executive.
Treatment of Equity Awards Upon Certain Termination of Employment or Change in Control.
Equity awards held by the NEOs were granted under the 2015 Stock Incentive Plan. Restricted Stock awards granted under the 2015 Stock Incentive Plan shall become immediately vested and fully exercisable on a Change in Control (as defined in the 2015 Stock Incentive Plan). All PSU awards include double-trigger Change in Control provisions which require a termination other than for “cause” or with “good reason” within three months before or 24 months after a Change in Control, upon which full vesting of all outstanding equity would occur.

50	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table illustrates the payments and benefits that each NEO would have received under his employment agreement and upon accelerated vesting of outstanding awards, as applicable, if the Company experienced a change in control on December 29, 2024 (the last business day of 2024) or such NEO’s employment had terminated on December 31, 2024 for any of the reasons described in the table. The amounts presented in the table are estimates, assume a $26.34 stock price, and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

	Change-In Control		Other Termination
Name / Form of Compensation	Without Qualified Termination	With Qualified Termination	For Cause	With qualified termination	Retirement	Death or Disability

John Fieldly

Cash Severance	$0	$4,987,500	$0	$3,990,000	$0	$2,491,375

Benefit Continuation	$0	$58,411	$0	$46,729	$0	$0

Accelerated Vesting of Equity Awards	$1,862,291	$2,360,696	$0	$0	$0	$1,194,915

Jarrod Langhans
Cash Severance	$0	$1,500,000	$0	$750,000	$0	$856,250

Benefit Continuation	$0	$35,407	$0	$23,605	$0	$0

Accelerated Vesting of Equity Awards	$1,393,096	$1,509,387	$0	$0	$0	$850,962

Tony Guilfoyle

Cash Severance	$0	$1,276,000	$0	$638,000	$0	$0

Benefit Continuation	$0	$10,975	$0	$7,317	$0	$0

Accelerated Vesting of Equity Awards	$1,429,459	$1,499,233	$0	$0	$0	$0

Paul Storey
Cash Severance	$0	$940,511	$0	$470,256	$0	$0

Benefit Continuation	$0	$34,098	$0	$22,732	$0	$0

Accelerated Vesting of Equity Awards	$975,528	$1,045,303	$0	$0	$0	$0

Rich Mattessich
Cash Severance	$0	$919,360	$0	$459,680	$0	$457,600

Benefit Continuation	$0	$35,407	$0	$23,605	$0	$0

Accelerated Vesting of Equity Awards	$355,906	$425,681	$0	$0	$0	$138,070
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing disclosure regarding the ratio of the annual total compensation of our Chief Executive Officer, John Fieldly, to that of our median employee.
Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation
S-K,
and represents a reasonable estimate. For 2024, we identified a median employee by using annualized salary, our consistently applied compensation measure, for the 1,073 individuals who were employed by us on December 31, 2024, excluding our CEO. All compensation data was converted to U.S. dollars using a conversion factor on December 31, 2024, and we did not provide for any cost-of-living
adjustments. Based on this data and process, we determined that our median employee was an exempt employee with annual total compensation in 2024 of $71,841.
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table above, $5,897,496. Therefore, the ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation in 2024 was 82 to 1.
The pay ratio as described above involves a degree of imprecision due to the use of estimates and assumptions, but is a reasonable estimate that we calculated in a manner consistent with Item 402(u) of Regulation
S-K.

2025 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation and Company performance for fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

PAY-VERSUS-PERFORMANCE

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1),(2),(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1),(2),(3)		Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($MM)		Revenue (5) ($MM)

						TSR	Peer Group TSR

2024	$5,897,496	$952,929	$1,494,000	-$	138,358	$1,636	$129		$145.074	$1,355.6

2023	$3,260,513	$11,751,819	$1,225,448		$3,220,521	$3,386	$130		$226.801	$1,318.0

2022	$3,577,227	$6,065,431	$1,959,469		$2,565,921	$2,154	$136	-$	187.282	$653.6

2021	$12,214,089	$33,413,121	$2,676,340		$10,147,590	$1,544	$126		$3.937	$314.3

2020	$816,288	$18,129,388	$443,646		$13,411,646	$1,042	$110		$8.524	$130.7

(1)	The Principal Executive Officer (“PEO”) from 2020 through 2024 is John Fieldly. The Non-PEO NEOs for whom the average compensation is presented in this table are as follows:

-	2024: Jarrod Langhans, Tony Guilfoyle, Paul Storey, and Richard Mattessich
-	2023: Jarrod Langhans, Tony Guilfoyle, Toby David, and Paul Storey
-	2022: Edwin Negron-Carballo, Jarrod Langhans, Tony Guilfoyle, Toby David, and Paul Storey
-	2021 and 2020: Edwin Negron-Carballo

(2)
The amounts shown as Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and the NEOs set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards columns below, represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included in the Inclusion of Equity Values column below are the aggregate of the following components, as applicable: the fair value as of the end of the fiscal year of unvested equity awards granted in that year; the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; and the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
For purposes of this disclosure, the peer group for 2024 and 2023 is the custom group of peers consisting of Monster Beverage Corporation, Keurig Dr Pepper, PepsiCo, The Coca-Cola Company, and Starbucks Corporation, the same peer group used in the stock performance graph in our Annual Report on Form
10-K
required under section 201I for fiscal 2024. Dollar values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2024, in either the Company or the custom peer group, and reinvestment of the pre-tax
value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance. The peer group for 2020-2022 consisted of Monster Beverage Corporation, National Beverage Corp, Primo Water Corp, Keurig Dr Pepper, PepsiCo, and The Coca-Cola Company, which was the custom peer group disclosed in our Annual Report on Form
10-K
stock performance graph for fiscal 2022; the value of a $100 investment in this prior peer group would have been $132 for 2024.

(5)
We determined Revenue to be the “most important” financial performance measure used to link performance to Compensation Actually Paid to our PEO and other NEOs in fiscal 2024, in accordance with Item 402(v) of Regulation
S-K.

52	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Adjustments Made to Determine Compensation Actually Paid (CAP)

		2024

Summary Compensation Table Total	PEO	$5,897,496
	Average Non-PEO NEOs	$1,494,000

Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	PEO	$4,466,303
	Average Non-PEO NEOs	$994,311

Increase for year-end fair value of awards granted during year that remain unvested as of year-end	PEO	$1,085,509
	Average Non-PEO NEOs	$234,070

Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO	-$1,231,973
	Average Non-PEO NEOs	-$887,086

Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO	$0
	Average Non-PEO NEOs	$0

Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that vested during year	PEO	-$4,680
	Average Non-PEO NEOs	$14,968

Deduction for fair value of awards granted prior to year that were forfeited during year	PEO	-$327,120
	Average Non- PEO NEOs	$0

Compensation Actually Paid	PEO	$952,929
	Average Non-PEO NEOs	-$138,358
Description of Relationship Between NEO Compensation Actually Paid (“CAP”) and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, the Company’s cumulative TSR, and the Peer Group’s cumulative TSR over the fiscal three year period from 2020 through 2024.

Relationship Between NEO Compensation Actually Paid and TSR
Compensation Actually Paid ($MM)
Total Shareholder Return (TSR)
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$18.1
$13.4
$33.4
$10.1
$6.1
$2.6
$11.8
$3.2
$1.0
-$0.1
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CEO CAP
Avg. Non-CEO NEO CAP
Value of $100 Investment in CELH
Value of $100 Investment in Peer Group

2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, and our net income during fiscal 2020 through 2024.

Relationship Between NEO Compensation Actually Paid and Net Income
Compensation Actually Paid ($MM)
Net Income ($MM)
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
$250
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$200
-$250
$18.1
$13.4
$33.4
$10.1
$6.1
$2.6
$11.8
$3.2
$1.0
-$0.1
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CEO CAP
Avg. Non-CEO NEO CAP
Net Income

Description of Relationship Between NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, and Revenue during fiscal 2020 through 2024.

Relationship Between NEO Compensation Actually Paid and Revenue
Compensation Actually Paid ($MM)
Revenue ($MM)
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
-$200
$18.1
$13.4
$33.4
$10.1
$6.1
$2.6
$11.8
$3.2
$1.0
-$0.1
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CEO CAP
Avg. Non-CEO NEO CAP
Revenue

54	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Most Important Measures to Determine Compensation Actually Paid for the fiscal year ended December 31, 2024
The four items listed in the table below represent the most important metrics we used to link compensation actually paid to our NEOs, for the fiscal year ended December 31, 2024, to Company performance.

Revenue
Gross Profit
Adjusted EBITDA
Relative TSR
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation
S-K,
we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form
10-Q,
Annual Report on Form
10-K,
or Current Report on Form
8-K
that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of
such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2024 with respect to shares of Common Stock issuable under our equity compensation plans.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (c)
Equity compensation plans approved by stockholders	3,448,954	1	$6.13	2	20,728,628	3
Equity compensation plans not approved by stockholders	0		0		0
Total	3,448,954		$6.13		20,728,628

(1)
Of these shares, 2,397,759 were subject to options then outstanding under the 2015 Plan, 1,021,195 were subject to RSUs and PSUs then outstanding under the 2015 Plan, and 30,000 were subject to options then outstanding under the 2006 Plan.

(2)	This weighted-average exercise price does not reflect the 1,021,195 shares that will be issued upon the vesting of outstanding RSUs and PSUs.
(3)
Of the aggregate number of shares that remained available for future issuance, all were available under the 2015 Plan. The shares available for awards under the 2015 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2015 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. Such shares will no longer be available for issuance when the 2015 Plan expires on April 30, 2025. This table does not reflect the 6,000,000 additional shares that will be available under the 2025 Plan if stockholders approve the 2025 Plan Proposal.

2025 PROXY STATEMENT	55

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our non-employee director compensation program is guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be easy for stockholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this more closely aligns the long-term interests of directors with those of stockholders and provides a continuing incentive for directors to foster the Company’s success.

A summary of the 2024 non-employee director compensation program is as follows:

•	Annual Cash Retainer: $80,000

•	Annual Equity Award: RSUs with a grant date fair value of $125,000

•	Audit and Enterprise Risk Committee Chair: additional $15,000

•	Human Resources and Compensation Committee Chair: additional $12,500

•	Governance and Nominating Committee Chair: additional $10,000

•	Lead Independent Director: additional $30,000

•	Limit on non-employee annual director pay: $500,000**

•	Ownership Guideline: non-employee directors must hold shares with a value of $300,000 by the fifth year of service on the Board

•	Cash amounts are paid quarterly, in arrears

**

Subject to our stockholders’ approval of our 2025 Omnibus Incentive Compensation Plan at the Annual Meeting, a non-employee director who also serves as our Chairman of the Board may receive annual compensation of up to $750,000. Currently, however, our Chief Executive Officer also serves as our Chairman of the Board, and he does not receive compensation in his capacity as a director. Please see “Board Leadership Structure” above.

56	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

2024 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total

Nick Castaldo	$80,000	$124,930	-	$204,930

Damon DeSantis	$90,000	$124,930	-	$214,930

Israel Kontorovsky(3)	$0	$0	-	$0.00

Hal Kravitz	$110,000	$124,930	-	$234,930

Jim Lee(3)	$0	$0	-	$0.00

Caroline Levy	$80,000	$124,930	-	$204,930

Hans Melotte(2)	$22,608	$47,926	-	$70,534

Cheryl Miller	$95,000	$124,930	-	$219,930

Alexandre Ruberti(4)	$20,000	$124,930	-	$144,930

Joyce Russell	$92,500	$124,930	-	$217,430

(1)

Mr. Fieldly is an employee of the Company and does not receive compensation in his capacity as a director and therefore is not included in the above chart. Please see “Executive Compensation—Summary Compensation Table” and the narratives that follow for information regarding Mr. Fieldly’s compensation.

(2)

These amounts represent the aggregate grant date fair value of RSUs granted in 2024, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 18 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The RSUs vest in full on the one year anniversary of their date of grant, except for the RSUs granted to Mr. Melotte, for which the vesting date has been pro-rated given his commencement as a director on September 18, 2024.

(3)

Mr. Kontorovsky was appointed to the Board on October 29, 2024 as a designee of PepsiCo, and he does not receive compensation for his service on the Board. Mr. Kontorovsky replaced Mr. Jim Lee, who was the prior designee of PepsiCo and who resigned from the Board on September 18, 2024. Mr. Jim Lee similarly did not receive compensation for his service on the Board.

(4)	Mr. Ruberti resigned from the Board on March 28, 2024 and, accordingly, his 2024 equity award was forfeited.

2025 PROXY STATEMENT	57

CORPORATE GOVERNANCE HIGHLIGHTS

CORPORATE GOVERNANCE HIGHLIGHTS

Our Corporate Governance Practices

As part of our commitment to corporate governance best practices, the Board of Directors has adopted the following practices, which are described in more detail in this proxy statement.

• Annual election of directors	• A majority of director nominees are women and/or identify as diverse

• 8 of 9 director nominees are independent	• Director rotation policy ensures path to Board refreshment

• Lead independent director appointed to support Board activities among independent directors and liaise with CEO/Chair	• Hedging or pledging of stock by Celsius directors and executive officers is prohibited

• All independent Board committees	• Annual review of charters and governance guidelines

58	2025 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lease of Executive Offices

Until December 6, 2024, the Company’s corporate offices were located at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431, a property owned by CDR Federal, L.L.C. (“CDR Federal”), which is affiliated with CD Financial, one of our principal stockholders, and of which Mr. Damon DeSantis, a director, has a membership interest. The leases for such offices had varying terms and monthly rent in the aggregate amount of approximately $44,000. Rent payments for the period through March 31, 2025 were made in connection with our termination of the lease. We believe that the monthly rent was commensurate with other properties available in the market.

Beginning October 13, 2024, the Company has subleased space for its corporate offices located at 2381 NW Executive Center Drive, Boca Raton, FL 33431 in a facility owned less than five-percent by CDR Federal. The sublease is for a period of approximately five years, with rent of approximately $100,000 per month; however, rent is abated until July 31, 2025, and the Company has not yet made any rental payments under this arrangement. Under the abatement arrangements, the monthly base rent for the period from August 1, 2025 through December 31, 2025 will be approximately $75,000 per month, and then approximately $113,000 per month for the 2026 calendar year. We believe that the monthly rent is at or below market compared to similar properties in the market.

Approval of Related Party Transactions

The Board has adopted written Related Party Transaction Policies and Procedures that generally apply to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s common stock, any immediate family member of any of the foregoing or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or a principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) had, has or will have a direct or indirect material interest. The transactions described above are submitted to the Audit and Enterprise Risk Committee for review and approval or ratification.

2025 PROXY STATEMENT	59

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NEOs (SAY ON PAY)

PROPOSAL NO. 2

NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

(SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, the Board requests that our stockholders approve, on an non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the CD&A, the Summary Compensation Table, and the related compensation tables, notes and narratives contained in this proxy statement (the “Say on Pay Proposal”).

As set forth in the CD&A section beginning on page 26 of this proxy statement, the objective of the Company’s compensation program for named executive officers is to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance and the creation of long-term value for our stockholders. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in the section titled “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on a non-binding advisory basis, of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2025 Annual Meeting, is hereby APPROVED.”

Because the required vote is solely advisory, it will not be binding upon the Board, the Human Resources and Compensation Committee or the Company. The Human Resources and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NEOs (SAY ON PAY).

We currently provide our stockholders with this advisory vote to approve executive compensation every three years, and we are requesting that stockholders approve a proposal at the 2025 Annual Meeting to change the frequency of such vote to be on an annual basis. We expect that the next such Say on Pay vote will occur at the 2026 annual meeting of stockholders.

60	2025 PROXY STATEMENT

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES (SAY ON FREQUENCY)

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF NON-BINDING ADVISORY VOTES REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act, the Board requests your non-binding advisory vote on whether the periodic vote to approve the compensation of our named executive officers as reflected in Proposal 2 should occur once every year, once every two years or once every three years.

The Board believes that holding an annual advisory vote to approve the compensation of our named executive officers is the most appropriate frequency at this time given our long-term compensation philosophy, which emphasizes long-term stockholder value. It also enables our stockholders the opportunity to easily evaluate the operation of our executive compensation programs.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding on the Board, the Human Resources and Compensation Committee and the Company, the Board and the Human Resources and Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE FOREGOING ADVISORY, NON-BINDING RESOLUTION.

We are required to provide stockholders with an advisory vote on the frequency of future say-on-pay votes at least once every six years. We currently expect that the next such vote will occur at the 2031 annual meeting of stockholders.

2025 PROXY STATEMENT	61

PROPOSAL NO. 4: AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

PROPOSAL NO. 4

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES

Background of the Proposal

The Board has unanimously adopted a resolution setting forth the Charter Amendment and has recommended that the Company’s stockholders approve the Charter Amendment, which would amend the Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 400,000,000. A copy of the Charter Amendment is attached to this proxy statement as Annex A.

In addition to the 257,734,354 shares of common stock issued and outstanding as of the Record Date, the Company has reserved an aggregate of 33,702,748 additional shares of common stock for future issuance, consisting of the following: (a) 4,852,758 shares reserved for issuance upon the exercise of outstanding employee equity awards; (b) 6,000,000 shares reserved for future issuance of awards under the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan (if approved by our stockholders at the Annual Meeting); (c) 850,000 shares reserved for future issuance under the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan (if approved by our stockholders at the Annual Meeting); and (d) 21,999,990 shares reserved for issuance upon conversion of the Company’s outstanding Series A Convertible Preferred Stock.

As a result, the Company currently has only approximately 8.6 million shares of common stock that are unreserved and available for future issuance.

Reasons for the Charter Amendment

The Board and management believe that the limited number of currently authorized but unissued and unreserved shares of common stock may restrict the Company’s ability to respond to its business needs and opportunities. The availability of additional shares of common stock for issuance will afford the Company flexibility by assuring that there will be sufficient authorized but unissued shares of common stock for possible acquisitions, financing requirements and other corporate purposes.

Except as described above, the Company currently has no plans for the use of the additional authorized shares of common stock that would become available upon stockholder approval of the Charter Amendment.

Timing and Effect

If approved by our stockholders at the Annual Meeting, the Charter Amendment will become effective upon the filing with the Nevada Secretary of State of the Charter Amendment, which would be done as soon as practicable following the Annual Meeting.

The additional shares of common stock to be authorized by the Charter Amendment would have rights identical to the currently outstanding common stock. A description of our common stock is contained in Exhibit 4.1 to our Annual Report on Form 10-K. Approval of the Charter Amendment would not affect the rights of the holders of currently outstanding common stock. Effects incidental to potential dilution could occur, however, if we were to issue additional shares of common stock, and potential downward pressure on the market price of our common stock could occur if we were to elect to issue and sell common stock into the public market or otherwise.

If the Charter Amendment is approved and filed with the Secretary of State of the State of Nevada, the increased number of authorized shares of common stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board may approve, and no further vote of the stockholders of the Company will be required, except in certain instances in accordance with the requirements of Nasdaq.

The existence of additional authorized shares of common stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Board is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire or control the Company by means of a merger, tender offer,

62	2025 PROXY STATEMENT

PROPOSAL NO. 4: AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Board aware of any person having made any offer to acquire the voting stock or assets of the Company.

If approved by our stockholders at the Annual Meeting and filed with the Secretary of State of the State of Nevada, the Charter Amendment would have no effect on the number of shares of the preferred stock, par value $0.001 per share, the Company is authorized to issue.

THE BOARD RECOMMENDS A VOTE “FOR” THE CHARTER AMENDMENT.

2025 PROXY STATEMENT	63

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

PROPOSAL NO. 5

APPROVAL OF THE CELSIUS HOLDINGS, INC.

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

The Board is recommending approval by our stockholders of the Celsius Holdings, Inc. 2025 Omnibus Incentive Compensation Plan (“2025 Plan”) as set forth in Annex C to this proxy statement, which the Human Resources and Compensation Committee approved and recommended to the Board for approval on February 11, 2025 and the Board approved on February 12, 2025, subject to stockholder approval at the Annual Meeting. No awards have been granted under the 2025 Plan, which will not become effective unless and until it is approved by our stockholders.

The 2025 Plan will replace our existing 2015 Stock Incentive Plan (“2015 Plan”), which expires by its terms on April 30, 2025. Therefore, the Board believes that it is critical that our stockholders approve the 2025 Plan so that we may continue to grant equity awards to attract and retain key employees and non-employee directors and provide compensation that aligns the interests of those persons with those of our stockholders. In the event the 2025 Plan is not approved, our ability to grant equity awards will be materially limited, and will be required to use alternative forms of compensation such as cash, which could have an adverse impact on our recruitment and retention efforts as well as on our financial position.

Why Stockholders Should Vote to Approve the 2025 Plan

•

We must attract, retain and motivate talent at all levels. The ability to issue equity is fundamental to our compensation strategy and our ability to attract and retain top talent. Our continued success is dependent, in large part, on our ability to deliver market-relevant compensation to a highly motivated and mobile employee base with unique expertise.

•

We use equity compensation to align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our stockholders. Our employees, particularly our senior executives, are motivated under our current equity compensation programs to drive the business to maximize returns over the long-term.

•

Granting equity awards allows us to utilize cash more effectively. As described above, we compete for critical talent in a very competitive labor market. As a result, if we were not able to offer equity compensation, we will have to increase our cash compensation in order to continue to attract and retain employees who are critical to our business and creating stockholder value. Cash compensation would not provide the same benefits as equity compensation and would limit cash available for other purposes.

•	The 2025 Plan reflects what we believe to be the best practices in equity compensation.

○

Appropriately Sized Share Pool. The number of shares of our common stock that may be awarded under the 2025 Plan is 6,000,000, which the Board determined appropriately provides the Company with sufficient flexibility to grant equity awards in the near future while ensuring that stockholder approval for additional awards would be required after an appropriate period.

○	No evergreen provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2025 Plan can be automatically replenished.

○

No repricing or backdating of stock options or stock appreciation rights. The 2025 Plan prohibits granting stock options at an exercise price less than fair market value or granting stock appreciation rights with a strike price less than the fair market value on the date of grant.

○

No liberal share recycling. Shares tendered in payment of a stock option’s exercise price and shares withheld to pay taxes due on a vested award are counted against the share limit under the 2025 Plan, and the gross number of shares covered by stock appreciation rights count against the shares remaining available for grant under the 2025 Plan.

64	2025 PROXY STATEMENT

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

○

No single-trigger acceleration on a change in control. The 2025 Plan permits and the current form of award agreements provide for a double-trigger change in control provision, such that awards will only accelerate vesting if there is both (i) a change in control and (2) the award holder incurs a qualifying termination in connection with the change in control.

○	No dividends on unearned or unvested awards. The 2025 Plan prohibits the payment of dividends or dividend equivalents on awards subject to vesting criteria that have not yet been met.

○

Non-employee director pay limit. The 2025 Plan limits the annual compensation, inclusive of cash compensation and equity awards, that may be provided to non-employee directors to $500,000 ($750,000 for the Chairman of the Board), subject to limited exceptions for initial equity grants and extraordinary circumstances.

Overhang and Share Usage

While long-term incentives in the form of equity-based awards are an important part of our incentive compensation program, we are mindful of our responsibility to our stockholders to exercise sound judgment in granting equity-based awards and limiting dilution.

Overhang Percentage

The potential dilution (or overhang) from the 2025 Plan, which would be 14.3% (or 12.5% on a diluted basis), assumes that the 2025 Share Reserve (defined below) is available to grant, and is calculated as of March 11, 2025, as follows. Note that these percentages assume that shares available for grant under the 2015 Plan as of March 11, 2025 are in fact issued. Since we do not intend to make any additional material grants prior to the expiration of the 2015 Plan on April 30, 2025, we have also calculated the potential overhang on an undiluted and a diluted basis excluding these amounts, which resulted in, respectively, 4.3% and 4.2%. The closing price of our stock on March 11, 2025, as reported on Nasdaq, was $27.83 per share.

Shares Available and Outstanding	Weighted-Average Exercise Price	Shares
New shares authorized under the 2025 Plan (“2025 Share Reserve”)	-	6,000,000
Shares remaining available for grant under 2015 Plan (“2015 Share Reserve”)	-	23,347,968
Total Shares Available for Grant (A)	-	29,347,968
Shares underlying previously granted outstanding stock options(1)	$6.21	2,397,759
Shares underlying previously granted outstanding full-value awards	-	1,821,869
Total Outstanding stock options and full-value awards (B)	-	4,219,628
Common Shares Outstanding (C)	-	235,283,130
Overhang (A+B) / C(2)	-	14.3%
Diluted overhang (A+B) / (A+B+C)	-	12.5%
Overhang excluding the 2015 Share Reserve	-	4.3%
Diluted overhang excluding the 2015 Share Reserve	-	4.2%

(1)	Weighted average term remaining of outstanding stock options is 4.64 years.
(2)	Overhang and diluted overhang are calculated as counting all awards on a 1-to-1 basis.

2025 PROXY STATEMENT	65

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Summary of the Material Terms of the 2025 Plan

The following summary of the material terms of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan, a copy of which is attached as Annex C to this proxy statement. You are encouraged to read the 2025 Plan in its entirety.

Plan Term:

The 2025 Plan will become effective upon approval by our stockholders and will remain in effect until the 10th anniversary of the date it is approved by stockholders, unless terminated earlier by the Board.

Administration:

The Human Resources and Compensation Committee will administer the 2025 Plan and has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2025 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2025 Plan. The Human Resources and Compensation Committee may also delegate its authority under the 2025 Plan, including the authority to grant awards, to one or more senior officers of the Company. The Board may, in its discretion, grant awards to directors or administer the 2025 Plan with respect to such awards.

Eligibility:

Any current or prospective directors, officers, employees or consultants of the Company or its affiliates are eligible to receive awards under the 2025 Plan. The administrator will generally determine which eligible individuals will receive awards under the 2025 Plan. As of March 11, 2025, there were approximately 700 employees, eight non-employee directors and no consultants who would be eligible to participate in the 2025 Plan.

Shares Authorized:

Subject to certain adjustments, the 2025 Plan authorizes the issuance of up to 6,000,000 shares of common stock, all of which may be subject to incentive stock options. If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the shares subject to such award that were not so issued will again become available for future grant.

Shares used to pay the option exercise price, withheld to satisfy any tax withholding obligations related to an award or covered by a stock-settled stock appreciation right that were not issued upon the settlement of the award will be deemed issued and not become available for future grant.

The Human Resources and Compensation Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company, described further below.

Awards may also be granted under the 2025 Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or by an entity acquired by the Company or with which the Company combines, which are referred to as “substitute awards”. Substitute awards will not count towards the foregoing share limits; provided, however, that any substitute awards issued or intended as incentive stock options will be counted against the incentive stock option limit.

Director Pay Limit:

Non-employee directors may not be paid or granted, in any fiscal year, cash compensation and equity awards (including awards under the 2025 Plan) that have an aggregate value greater than $500,000, except (i) the foregoing limit will be $750,000 in the case of a non-employee director who is Chairman of the Board, (ii) initial equity grants for new directors will not be subject to the limit and (iii) the limit will not apply in extraordinary circumstances if the director who may receive additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other directors.

Compensation payable to a director in a capacity other than as a director (e.g., as an employee or consultant) will not be subject to the foregoing limit.

For purposes of the foregoing, any compensation that is deferred will count towards the foregoing limit in the year in which it is earned (for cash compensation) or granted (for equity compensation) and not when paid or settled.

66	2025 PROXY STATEMENT

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Award Types:

(1)   Non-qualified options and incentive stock options

(2)   Stock appreciation rights

(3)   Restricted shares

(4)   RSUs, including deferred RSUs or “DSUs”

(5)   Cash incentive awards

(6)   Other equity-based awards

Stock Options:

The administrator will establish the exercise price per share under each option, which will not be less than the fair market value of a share on the date the option is granted (other than in the case of a “substitute award”). The administrator will establish the term of each option, which will generally not exceed a period of 10 years from the date of grant. Options granted under the 2025 Plan may either be incentive stock options, which are eligible for certain favorable tax treatment as described below, or nonqualified stock options.

Stock Appreciation Rights:

A stock appreciation right offers the recipient the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of the Company’s stock at the time of redemption. All stock appreciation rights will generally be granted subject to the same terms and conditions applicable to options as set forth in the preceding section and in the 2025 Plan.

Restricted Shares:

Restricted shares are shares of our stock that are generally non-transferable and subject to other restrictions, including vesting and forfeiture conditions, determined by the administrator for a specified period. All other terms and conditions will be determined by the administrator and set forth in the recipient’s award agreement.

RSUs:

RSUs will be subject to the terms and conditions established by the administrator and set forth in the recipient’s award agreement. RSUs, once vested, may be settled in a number of shares of our stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our stock earned in respect of such award or in a combination of the foregoing. Settlement may occur at the time the award is earned or, in the case of DSUs, at a later date.

Cash Incentive Awards:	Cash incentive awards, which will not have their value determined by reference to the fair market value of our stock, will be subject to the terms and conditions established by the administrator.

Other Equity-Based Awards:

Other equity-based awards may consist of awards of unrestricted shares of our stock, rights to receive grants of awards at a future date, other awards denominated in shares of our stock, or awards that provide for cash payments based in whole or in part on the value of our stock under such terms and conditions as the administrator may determine.

Dividends and Dividend Equivalents

Any award (other than stock options, stock appreciate rights or cash incentive awards) may provide the recipient with dividends or dividend equivalents, payable in cash, shares, other securities, other awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the recipient, (ii) withholding of such amounts subject to vesting or (iii) reinvestment in additional shares or other awards; provided, however, that any dividends or dividend equivalents with respect to restricted shares or awards subject to service- or performance-based vesting requirements will be accumulated in a manner set forth in the applicable award agreement or as otherwise determined by the Human Resources and Compensation Committee until such award is earned (if at all).

Repricing Prohibited:

Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited under the 2025 Plan without stockholder approval. Such prohibited repricing includes substituting or exchanging outstanding options or stock appreciation rights for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

2025 PROXY STATEMENT	67

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Amendments and Termination:

The Board may terminate or amend the 2025 Plan at any time, except that stockholder approval will be required for amendments that would increase the share, incentive stock option or director pay limits, expand the class of individuals eligible to participate in the 2025 Plan, extend the expiration date of the 2025 Plan, result in any repricing or where otherwise required by Nasdaq regulations. Unless otherwise provided in the applicable award agreement, an award may not be amended in a manner that would materially and adversely impair a participant’s rights under the award without such participant’s consent.

Adjustments:

In the event of an extraordinary dividend or distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Human Resources and Compensation Committee will approve an adjustment of the number and kind of shares available for grant under the 2025 Plan, the maximum number of shares that may be issued as incentive stock options under the 2025 Plan and the terms of any outstanding awards under the 2025 Plan in order to prevent any enlargement or diminishment of the benefits provided thereunder, including with respect to the number of shares subject to the awards and the exercise price and other terms of the awards.

In the event of certain other transactions or events that affect the Company’s shares, the Company or its affiliates or the Company’s financial statements, the Human Resources and Compensation Committee may make similar equitable adjustments, cancel outstanding awards for a cash payment (or for no cash payment in the case of a stock option or stock appreciation right with an exercise price equal to or greater than the fair market value of the Company’s stock) and set a date on which stock options or stock appreciation rights will expire if not exercised prior thereto.

Change in Control:

The 2025 Plan provides that awards will not automatically vest on a change in control. However, the 2025 Plan provides that if an award is not assumed or substituted for by the acquiror in a change in control, then all such holder’s awards will vest with any performance criteria deemed achieved at target levels or based on actual performance, whichever is greater. An award will generally be considered assumed or substituted for if the material terms of the award are preserved and the award holder remains eligible to receive consideration of the same value.

Change in control is defined in the 2025 Plan and generally means: (a) the acquisition by a person or entity of more than 50% of our then outstanding total voting power; (b) a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by a majority of the Board; (c) a consummated reorganization, merger, consolidation or similar transaction in which our stockholders do not own more than 50% of the combined voting power of the surviving entity; or (d) a stockholder approved plan of complete liquidation or dissolution.

Clawback and Recoupment:

Awards may be subject to reduction, forfeiture or clawback (in whole or in part) if required by any applicable law or regulation or applicable listings requirements and will be subject to the Company’s Policy Regarding the Mandatory Recovery of Compensation and any other compensation recoupment policy as may be established or as amended from time to time.

New Plan Benefits

The types and amounts of benefits that will be awarded under the 2025 Plan are not currently determinable. Awards granted under the 2025 Plan are within the discretion of the Human Resources and Compensation Committee (or its delegatee), and the Human Resources and Compensation Committee has not determined future awards or who might receive them and has not delegated any such responsibility. Information on equity-based awards recently granted under the 2015 Plan to each of our named executive officers is provided above under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards”, for fiscal 2024 table.

68	2025 PROXY STATEMENT

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

U.S. Tax Consequences

The following is a general summary of the U.S. federal income tax consequences of awards granted under the 2025 Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2025 Plan.

Nonqualified Stock Options

A participant will realize no taxable income at the time a nonqualified stock option is granted, but generally, at the time such nonqualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the nonqualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the later of two years following the date of grant and one year following the date of exercise (a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition,” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes.

Stock Appreciation Rights

A participant will realize no taxable income at the time a stock appreciation right is granted. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction. If the stock appreciation right is settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Shares

A participant receiving restricted shares may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., the shares become vested); or (ii) makes a special election to pay tax in the year the grant is made. At either time

2025 PROXY STATEMENT	69

PROPOSAL NO. 5: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code within thirty days after grant to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded shares of stock until the recipient disposes of such stock, at which point any gain or loss will be short- or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, a participant will realize no taxable income at the time a RSU award is granted. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Any future appreciation will be taxed at capital gains rates.

Cash Incentive Awards and Other Equity-Based Awards

With respect to other awards granted under the 2025 Plan, including cash incentive awards and other stock-based awards, generally when the participant receives payment with respect to an award, the amount of cash or the fair market value of any shares or other property received will be ordinary income to the participant, and the Company will receive a corresponding deduction.

Section 409A of the Code

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2025 Plan and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code.

Section 162(m) of the Code

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain covered employees designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 OMNIBUS INCENTIVE COMPENSATION PLAN.

70	2025 PROXY STATEMENT

PROPOSAL NO. 6: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 6

APPROVAL OF THE CELSIUS HOLDINGS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

The Board is recommending to our stockholders that they approve the Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan (“ESPP”) as set forth in Annex D to this proxy statement, which the Board approved on February 12, 2025, subject to receipt of stockholder approval at the Annual Meeting. No purchase rights have been granted under the ESPP, and the ESPP will not become effective unless and until it is approved by our stockholders.

The purpose of the ESPP is to more easily enable our employees to acquire an ownership interest in the Company through the purchase of our common stock via payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum aggregate number of shares of common stock that may be purchased under the ESPP will be 850,000, subject to adjustment as described below and in the ESPP. The closing price of our stock on March 21, 2025, as reported on Nasdaq, was $32.93 per share.

The Board adopted the ESPP with the intent that it would assist the Company in seeking to retain the services of its current employees, securing and retaining the services of new employees and providing incentives for such persons to exert maximum efforts for the success of the Company.

Summary of the Material Terms of the ESPP

The following summary of the material terms of the ESPP is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Annex D to this proxy statement. You are encouraged to read the ESPP in its entirety.

Plan Term:

The ESPP will become effective upon approval by our stockholders and will remain in effect until the 20th anniversary of the date it is approved by stockholders, unless earlier terminated (as described in more detail below).

Administration:

The Human Resources and Compensation Committee will administer the ESPP and has the authority to construe, interpret and apply the terms of the ESPP, including determining when offerings will be made under the ESPP, and establish procedures necessary for the administration of the ESPP, including whether to permit non-U.S. employees to participate in the ESPP. The Board may also exercise any powers of the Human Resources and Compensation Committee under the ESPP, and the Human Resources and Compensation Committee may delegate its authority under the ESPP to the Chief Executive Officer of the Company or one or more senior officers of the Company.

Eligibility:

Any employee of the Company or its affiliates is generally eligible to participate in the ESPP, other than employees of affiliates that have been designated by the administrator as not eligible to participate in the ESPP. As of March 21, 2025, there were approximately 700 employees who would be eligible to participate in the ESPP.

With respect to any particular offering under the ESPP, the administrator may, in its discretion, determine to exclude from participation in an offering employees who: (i) have not completed at least two years of service since his or her last hire date (or such lesser period as determined by the administrator); (ii) customarily work not more than 20 hours per week (or such lesser period as determined by the administrator); (iii) customarily work not more than five months per calendar year (or such lesser period as determined by the administrator); or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code. If the administrator removes any such employee from an offering, the administrator must remove all employees at the same employing entity who meet the applicable criteria for exclusion.

2025 PROXY STATEMENT	71

PROPOSAL NO. 6: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

Shares Authorized:

The ESPP authorizes the issuance of up to 850,000 shares of common stock. If any outstanding option under the ESPP terminates without having been exercised in full, the shares of common stock not purchased under such option will remain available for issuance under the ESPP.

The Human Resources and Compensation Committee will make appropriate adjustments to the share limit in the event of certain changes in the capitalization of the Company, described further below.

Amendments and Termination:

The administrator may terminate, suspend or amend the ESPP, or any part thereof, at any time and for any reason. If the ESPP is terminated, the administrator may permit any ongoing offering periods to be completed or to terminate immediately with any contributions returned to participants. The administrator is also permitted to set rules regarding the ability of participants to change their contribution rates during an offering period, and to establish other limitations or procedures that are consistent with the ESPP.

Adjustments:

In the event of an extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange or other change in corporate structure affecting our stock, the administrator will approve an adjustment of the number and kind of shares available for issuance under the ESPP, and the purchase price and the number of shares covered by outstanding purchase options in order to prevent any enlargement or diminishment of the benefits provided under the ESPP.

Dissolution or Liquidation:

In the event that a proposed dissolution, liquidation, change of control or similar transaction receives all requisite approvals, then any ongoing offering period will be shortened with the final purchase date occurring immediately prior to such event, unless provided otherwise by the administrator.

Types of Offerings:

The ESPP provides for two types of offerings: (i) offerings intended to qualify as an “employee stock purchase plan” under U.S. tax law (“Section 423 Offerings”) and (ii) offerings that are not intended to so qualify (“Non-Section 423 Offerings”). The terms described below related to offerings are generally applicable to Section 423 Offerings. The terms of Non-Section 423 Offerings may vary from those described below in order to achieve tax, securities law or other objectives for the Company and participants. Otherwise, Non-Section 423 Offerings will generally be subject to the same terms and conditions as for Section 423 Offerings.

Offering Periods and Payroll Deductions:

The ESPP allows eligible employees to purchase shares of our common stock during certain offering periods. The duration of an offering period will be established by the administrator but may not exceed 27 months. Offering periods may be separate or overlapping and will consist of one or more purchase periods (as described in more detail below). Eligible employees generally must elect to participate in the ESPP prior to the commencement of the offering period in which they wish to participate.

Each eligible employee who elects to participate in an offering period will have a chosen whole percentage of his or her compensation payable during such period contributed to the purchase of shares under the ESPP.

Grant of Option:

At the beginning of each offering period, each participant in the ESPP will be granted an option to purchase shares of our common stock on each purchase date in the offering period. The number of shares covered by the option will be equal to the participant’s contributions over the course of the option period divided by the purchase price (as described below), subject to the limitations described below.

72	2025 PROXY STATEMENT

PROPOSAL NO. 6: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

Purchase Periods and Purchase of Shares:

Each offering period will consist of one or more purchase periods, with the last trading day of each purchase period designated as the purchase date. On each purchase date, outstanding options will be automatically exercised for a number of shares of our stock equal to the participant’s aggregate contributions as of such purchase date, divided by the purchase price. The “purchase price” is generally equal to 85% of the lower of the (i) fair market value of the shares at the start of the purchase period and (ii) fair market value of the shares on the purchase date.

Only whole shares may be purchased under the ESPP, and any amounts not sufficient to purchase a full share will either be refunded to the participant or retained for a subsequent purchase or offering period, as determined by the administrator.

Furthermore, if the administrator determines that there are not sufficient shares available for issuance on a purchase date to satisfy all options to be exercised on the purchase date, then the administrator may make a pro rata allocation of the available shares to participants.

Transferability:

A participant’s purchase rights are exercisable only by the participant during his or her lifetime, and may not be assigned, transferred or otherwise disposed of in any way (other than by the laws of will or descent).

Limitations:

A participant will not be granted an option to purchase stock under the ESPP to the extent that (i) immediately after the grant such participant would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company; or (ii) his or her rights to purchase stock under the ESPP accrues at a rate that exceeds $25,000 worth of stock in any calendar year (measured at the time that the option under the ESPP is deemed granted).

Withdrawal From Participation:

As a general matter, a participant will be automatically enrolled in subsequent offering periods unless he or she elects to withdraw from participation. However, a participant may withdraw from participation in the ESPP by submission of a written request to withdraw or through such other procedure as is approved by the administrator. The administrator may establish a reasonable deadline by which a request to withdrawal must be received. Once a participant withdraws, all of his or her contributions will be returned.

A participant’s termination of employment will be treated as an automatic and immediate withdrawal from the ESPP.

New Plan Benefits

The value of our stock that will be purchased under the ESPP will depend on elections made by employees and the value of our stock on dates in the future. As a result, the value that could be received by our executive officers and other potential ESPP participants is not currently determinable. As noted above, employees subject to the terms of Section 423 Offerings, which we expect to be the case for all of our executive officers, may not purchase shares under the ESPP to the extent such purchases would exceed $25,000 in value in any calendar year.

Equity Compensation Plan Information

For information regarding our currently outstanding equity compensation plans, please see the section entitled Securities Authorized for Issuance Under Equity Compensation Plans herein.

U.S. Tax Consequences

The following is a general summary of the U.S. federal income tax consequences of participation in Section 423 Offerings under the ESPP, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the ESPP.

2025 PROXY STATEMENT	73

PROPOSAL NO. 6: APPROVAL OF THE CELSIUS HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

With respect to Section 423 Offerings, the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of our stock purchased under the ESPP (“ESPP Shares”). Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares. In particular, federal tax law specifies certain minimum holding periods that have to be satisfied in order to receive favorable tax treatment under current U.S. federal income tax laws.

Federal Tax Code Holding Periods Satisfied

If the ESPP Shares are sold or disposed of (i) more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or (ii) upon or following the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (a) the excess of the fair market value of the ESPP Shares on the first day of the offering period over the purchase price; and (b) the excess of the sale price of the ESPP Shares over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

Federal Tax Code Holding Periods Not Satisfied

If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE CELSIUS HOLDINGS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN.

74	2025 PROXY STATEMENT

PROPOSAL NO. 7: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL NO. 7

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Audit and Enterprise Risk Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

We are not required to obtain the approval of our stockholders to appoint the Company’s independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit and Enterprise Risk Committee may reconsider its appointment. Even if the selection is ratified, the Audit and Enterprise Risk Committee in its discretion may select a different independent registered public accounting firm to be the Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Fees of Independent Registered Public Accounting Firm for 2024 and 2023

The following is a summary of the aggregate fees billed to us by Ernst & Young LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2024 and 2023, respectively.

	Year ended December 31,
	2024	2023

Audit fees(1)	$4,199,786	$3,087,566

Audit Related Fees	$-	$-

Tax fees	$-	$51,500

All other fees	$-	$-

Total	$4,199,786	$3,139,066

(1)

Audit fees consist of billings for the audit of the Company’s annual consolidated financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory filings or engagements.

Our Audit and Enterprise Risk Committee preapproves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit, audit-related, tax and other services. Pre-approval is generally for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. Unless there are significant variations from the pre-approved services and fees, our independent registered public accounting firm and management generally are not required to formally report to the Audit and Enterprise Risk Committee regarding actual services and related fees. All of the services described above were pre-approved by the Audit and Enterprise Risk Committee.

2025 PROXY STATEMENT	75

REPORT OF THE AUDIT AND ENTERPRISE RISK COMMITTEE

REPORT OF THE AUDIT AND ENTERPRISE RISK COMMITTEE

This Report of the Audit and Enterprise Risk Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit and Enterprise Risk Committee by specific reference.

The Audit and Enterprise Risk Committee Charter sets forth the duties and responsibilities of the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit and Enterprise Risk Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation assessment of the effectiveness of internal control over financial reporting.

The Audit and Enterprise Risk Committee engaged Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2024, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness.

The Audit and Enterprise Risk Committee has reviewed and discussed with Ernst & Young, with and without management present, the financial statement audit, Ernst & Young’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Accounting Standards and the SEC. The Audit and Enterprise Risk Committee has reviewed and received from Ernst & Young the written disclosures and the letter required by the applicable PCAOB requirements regarding Ernst & Young’s communications with the Audit and Enterprise Risk Committee concerning independence and discussed with Ernst & Young the firm’s independence from the Company and management.

Based on the Audit and Enterprise Risk Committee’s review and discussions referred to above, the Audit and Enterprise Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025.

Audit and Enterprise Risk Committee

Cheryl Miller, Chairperson

Israel Kontorovsky

Caroline Levy

Hans Melotte

Joyce Russell

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

76	2025 PROXY STATEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement (this “Proxy”) contains forward-looking statements that are based on the current expectations of our Company and management about future events within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance of the safe harbor protections provided thereunder. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy that are not clearly historical in nature, including statements regarding our ability to successfully integrate Alani Nutrition LLC; the strategic investment by and long term partnership with PepsiCo, Inc. (“Pepsi”); anticipated financial performance; management’s plans and objectives for international expansion and future operations globally; the successful development, commercialization, and timing of new products; business prospects; outcomes of regulatory proceedings; market conditions; the current and future market size for existing or new products; any stated or implied outcomes with regards to the foregoing; and other matters are forward-looking. Without limiting the generality of the preceding sentences, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	Our ability to successfully integrate Alani Nu or other businesses that we may acquire;

•	Our ability to achieve the benefits that we expect to realize as a result of the acquisition of Alani Nu;

•	The potential negative impact that we could realize as a result of the acquisition of Alani Nu;

•	Liabilities of Alani Nu that are not known to us;

•	Our ability to maintain a strong relationship with Pepsi or any of our other distributors;

•	The impact of the consolidation of retailers, wholesalers and distributors in the industry;

•	Our reliance on key distributor partnerships;

•	Our ability to maintain strong relationships with co-packers to manufacture our products;

•	Our ability to maintain strong relationships with our customers;

•	Our failure to accurately estimate demand for our products;

•	The impact of increases in cost or shortages of raw materials or increases in costs of co-packing;

•	Our ability to successfully achieve the benefits of our recent acquisition of Big Beverages Contract Manufacturing L.L.C., a copacker;

•

Our ability to successfully estimate and/or generate demand through the use of third-parties, including celebrities, social media influencers, and others, may expose us to risk of negative publicity, litigation, and/or regulatory enforcement action;

•	The impact of additional labeling or warning requirements or limitations on the marketing or sale of our products;

•	Our ability to successfully expand outside of the United States and the impact of U.S. and international laws, including export and import controls and other risk exposure;

•

Our ability to successfully complete or manage strategic transactions, successfully integrate and manage our acquired businesses, brands or bottling operations, or successfully realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships;

•	Our ability to protect our brand, trademarks, proprietary rights, and our other intellectual property;

•	The impact of internal and external cyber-security threats and breaches;

2025 PROXY STATEMENT	77

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

•	Our ability to comply with data privacy and personal data protection laws;

•	Our ability to effectively manage future growth;

•	The impact of global or regional catastrophic events on our operations and ability to grow;

•

The impact of any actions by the U.S. Food and Drug Administration regarding the manufacture, composition/ingredients, packaging, marketing/labeling, storage, transportation, and/or distribution of our products;

•	The impact of any actions by the Federal Trade Commission on our advertising;

•	Our ability to effectively compete in the functional beverage product industry and the strength of such industry;

•	The impact of changes in consumer product and shopping preferences;

•	The impact of changes in government regulation and our ability to comply with existing regulation concerning energy drinks; and

•	Other statements regarding our future operations, financial condition, prospects and business strategies.

Forward-looking statements and information involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in the reports we have filed with the SEC, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements are based on currently available information, operating plans and projections about future events and trends, which may change as additional information becomes available or circumstances evolve. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy that looks toward future performance is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements included in this Proxy. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

78	2025 PROXY STATEMENT

Annex A

Certificate of Amendment to Celsius Holdings, Inc. Articles of Incorporation

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Officer's Statement (PURSUANT TO NRS 80.030)

1. Entity information:

Entity or Nevada Business Identification Number (NVID): NV20051151800

2. Restated or Amended and Restated Articles: (Select one)

☐ Amended and Restated Articles

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT -USE DARK INK ONLY—DO NOT HIGHLIGHT 1.Entity information: Name of entity as on file with the Nevada Secretary of State: Entity or Nevada Business Identification Number (NVID): 2.Restated orAmended andRestated Articles:(Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles—No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles *Restated or Amended and Restated Articles must be included with this filing type. The undersigned declare that they constitute at least two-thirds of the following: The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390—After Issuance of Stock) Changes to takes the following effect: *Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filingof any document, amendatory or otherwise, relating to the original articles in the place of the corporationscreation. This form must be accompanied by appropriate fees. 3.Type ofAmendment FilingBeing Completed:(Select only one box) (If amending, complete section 1, 3, 5 and 6.) Page 1 of 2 Revised: 9/1/2023 No action by stockholders is required, name change only. Or

2025 PROXY STATEMENT	A-1

4. Effective Date and Time: (Optional)

Date: Time:

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

[see below]

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________________ Title:
Signature of Officer or Authorized Signer

X ______________________________ Title:
Signature of Officer or Authorized Signer

Article IV of the Articles of Incorporation, as amended, of Celsius Holdings, Inc. is hereby amended to increase the number of authorized shares of common stock, par value $0.001 per share, from 300,000,000 to 400,000,000.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) 4.Effective Date andTime: (Optional) Date:Time:(must not be later than 90 days after the certificate is filed) 5.Information BeingChanged: (Domesticcorporations only) Changes to takes the following effect: The directors, managers or general partners have been amended. 6.Signature:(Required) Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given toany class or series of outstanding shares, then the amendment must be approved by the vote, in addition tothe affirmative vote otherwise required, of the holders of shares representing a majority of the voting powerof each class or series affected by the amendment regardless to limitations or restrictions on the votingpower thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. X ____________________________ X ____________________________ Page 2 of 2 Revised: 9/1/2023

A-2	2025 PROXY STATEMENT

Annex B

Celsius Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

	Twelve Months ended December 31, (data in thousands)
	2024	2023
Net Income (loss) attributed to common stockholders	107,457	181,991
Add back:
Dividends on Series A convertible preferred shares	27,500	27,462
Income allocated to participating preferred shares	10,117	17,348
Net income (loss) (GAAP measure)	145,074	226,801
Add back/(Deduct) [7]:
Net interest expense	(39,263)	(26,629)
Income tax expense	49,976	64,948
Depreciation and amortization expense	7,274	3,226
Non-GAAP EBITDA	163,061	268,346
Stock-based compensation[1]	19,591	21,226
Foreign exchange	1,734	1,246
Distributor Termination[2]	-	(3,115)
Legal Settlement Costs[3]	54,005	7,900
Reorganization Costs[4]	5,965	-
Acquisition Costs[5]	2,008	-
Penalties[6]	9,350	-

Non-GAAP Adjusted EBITDA	$255,714	$295,603

[1]

Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.

[2]

2023 Distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors were reimbursed to PepsiCo for the quarter ended June 30, 2023. Prior year Distributor Termination represents the disbursement of funds to terminated distributors after the migration to PepsiCo’s system.

[3]

2024 accrued expense for estimated liability in connection with an ongoing litigation during the quarter ended December 31, 2024. 2024 accrued expense for SEC settlement during the quarter ended December 31, 2024. 2023 legal class action settlement pertained to the McCallion vs Celsius Holdings class action lawsuit, which the company settled during the quarter ended June 30, 2023.

[4]	Reorganization costs represent international re-alignment costs incurred during the quarter ended December 31, 2024.
[5]	Acquisition costs include fees for Professional services received during the fourth quarter ended December 31, 2024 related to a business acquisition.
[6]	Accrued expenses in the quarter ended December 31, 2024 related to contractual co-packer obligations.
[7]	Add backs and deductions are net of their respective impacts from tax and reallocation of earnings to participating securities.

Celsius defines Adjusted EBITDA as net income before net interest income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees and legal settlement costs. Adjusted EBITDA Margin is the ratio between the company’s Adjusted EBITDA and net revenue, expressed as a percentage. Adjusted diluted earnings per share is GAAP diluted earnings per share net of add backs and deductions for distributor termination, legal settlement costs, reorganization costs, acquisitions costs, and penalties. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are non-GAAP financial measures.

2025 PROXY STATEMENT	B-1

Celsius uses Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share, provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are not recognized terms under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.

B-2	2025 PROXY STATEMENT

Annex C

Celsius Holdings, Inc.

2025 Omnibus Incentive Compensation Plan

CELSIUS HOLDINGS, INC.

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this 2025 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), is to enable the Company (as defined below) to grant equity compensation awards and other types of incentive compensation. The Plan is intended to replace the Prior Plans (as defined below), which shall be automatically terminated and replaced and superseded by the Plan on the Effective Date (as defined below). Notwithstanding the foregoing, any awards granted under the Prior Plans shall remain in effect pursuant to their terms and the Prior Plans shall remain in effect solely to the extent necessary to administer and settle any such awards.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Applicable Exchange” means the Nasdaq Global Market or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Applicable Law” means legal requirements relating to the Plan under U.S. federal and state corporate law, U.S. federal and state securities law, the Code, the Applicable Exchange and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.

“Cause” shall have the meaning assigned to it in the applicable Award Agreement. In the event Cause is not defined in an Award Agreement, Cause shall be deemed to mean: (a) Cause as defined in any severance plan or Employment Agreement or other individual agreement providing for severance benefits or payments that is applicable to the Participant or in which the Participant participates or (b) otherwise, a termination by the Company of the Participant’s employment or other services, as applicable, with the Company following the occurrence of any of the following:

(i) an act or omission of the Participant which constitutes a material breach of, or failure or refusal (other than by reason of the Participant’s disability) to perform the Participant’s material duties, which is not cured within fifteen (15) days after receipt by the Participant of written notice of the same;

(ii) the Participant’s fraud, embezzlement, or misappropriation of funds in connection with the Participant’s performance of services for the Company;

(iii) the Participant willfully violates any law, rule or regulation in connection with the performance of the Participant’s material duties or services for the Company (other than traffic violations or similar offenses) or is convicted of, or pleads guilty or nolo contendere to, any crime which involves dishonesty, moral turpitude or any felony;

2025 PROXY STATEMENT	C-1

(iv) the Participant’s gross negligence or misconduct or conduct that is materially injurious to the Company, monetarily or otherwise, in connection with the performance of the Participant’s material duties or services for the Company, which is not cured within fifteen (15) days after receipt by the Participant of written notice of the same;

(v) the Participant’s material violation of any code of conduct or any employment practices, confidentiality, restrictive covenant or similar agreement or written policies of the Company; or

(vi) the entry by a court of competent jurisdiction of permanent injunctive or other declaratory relief prohibiting or determining that the Participant’s services for the Company violates a prior agreement between the Participant and a prior employer of the Participant.

“Change in Control” means the first to occur of any of the following events:

(i) the acquisition, directly or indirectly, by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding voting securities of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition approved in advance by the Incumbent Board (as defined below); (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this definition;

(ii) individuals who constituted the Board as of the date of adoption of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation or other entity resulting from such Corporate Transaction or employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors (or comparable governing body) resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board providing for such Corporate Transaction; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

C-2	2025 PROXY STATEMENT

“Company” means Celsius Holdings, Inc., a corporation organized under the laws of Nevada, together with any successor thereto.

“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

“DSU” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, but is not subject to vesting conditions, in accordance with the terms of the applicable Award Agreement.

“Effective Date” shall have the meaning specified in Section 11.

“Eligible Person” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time.

“Employment Agreement” means any employment agreement or offer, promotion or confirmation letter entered into with the Company or one of its Affiliates by an Eligible Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Expiration Date” shall have the meaning specified in Section 11.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that is intended to qualify for special U.S. Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an Affiliate, and (b) who, at the time of acting, is a “Non- Employee Director” within the meaning of Rule 16b-3.

“Nonqualified Stock Option” means an option to purchase Shares from the Company, and which is not intended to qualify for special U.S. Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of any Award and such other criteria as the Committee may approve from time to time, and shall be based on the attainment of specific

2025 PROXY STATEMENT	C-3

levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, which may include (without limitation) any of the following: (a) share price; (b) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (c) net operating income; (d) earnings per share (including specified types or categories thereof); (e) cash flow (including specified types or categories thereof); (f) revenues (including specified types or categories thereof); (g) return measures (including return on equity, return on assets and return on investment(s)); (h) stockholder return measures (including specified types or categories thereof); (i) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (j) operating margin; (k) gross margin; (l) objective measures of productivity or operating efficiency; (m) costs (including specified types or categories thereof); (n) expenses (including specified types or categories thereof); (o) market share (in the aggregate or by segment or otherwise); (p) safety, health, diversity and other metrics relevant to the Company’s community and stakeholders; (q) customer satisfaction survey results; and (r) implementation or completion of critical projects.

“Person” means a natural “person”, “entity” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

“Plan” shall have the meaning specified in Section 1.

“Prior Plans” means the Company’s 2006 Stock Incentive Plan and 2015 Stock Incentive Plan, each as amended.

“Restricted Share” means a Share that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted share unit Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement

“Retirement” or “Retirees” means, with respect to any Participant and except as otherwise provided in the applicable Award Agreement, the voluntary termination of employment by such Participant after attaining age 65 with 5 or more years of service with the Company as of the applicable termination date.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Award, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(d).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(e).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

C-4	2025 PROXY STATEMENT

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one (1) or more directors, as determined by the Board. The members of the Committee shall be Independent Directors, unless otherwise determined by the Board.

(b) Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine all terms and conditions of Awards, (iii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, or otherwise amend, Awards and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. Except as would be prohibited by Applicable Law, no member of the Board or the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award unless constituting bad faith, fraud or a willful criminal act or omission). Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any threatened, pending or completed action, suit or proceeding (“Claim”) to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such Claim against such Covered Person and, if requested by such Covered Person and approved by the Company, the Company shall advance prior to the final disposition of a Claim, any and all expenses actually and reasonably incurred by or on behalf of the Covered Person within two business days of such written request (which request shall include an undertaking by the Covered Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Covered Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Bylaws, Articles of Incorporation or any other similar agreement, in each case, as may be amended from time to time. The foregoing rights of indemnification set forth in this Section 3(d) shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Bylaws, Articles of Incorporation, Indemnification Agreement, Executive Change in Control and Indemnity Agreement or any other similar agreement, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. Subject to the terms of Applicable Law, the Committee may delegate to one or more officers of the Company its authority under the Plan, including the authority to make grants of Awards to current and prospective Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority.

(f) Awards to Independent Directors. The Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

2025 PROXY STATEMENT	C-5

SECTION 4. Shares Subject to the Plan. (a) Share Limits. (i) Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be issued pursuant to Awards shall be equal to 6,000,000 (the “Share Limit”).

(ii) Subject to adjustment as provided in Section 4(d), the maximum number of Shares from within the Share Limit that may be delivered upon the exercise of Incentive Stock Options shall be equal to 6,000,000 (the “ISO Limit”).

(b) Share Usage. If, after the Effective Date, (i) any Award is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto or (ii) any Award is settled other than wholly by issuance of Shares (including cash settlement), then, in each such case, the number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of reducing the Share Limit; provided, however, that Shares (A) surrendered or tendered to the Company in payment of the Exercise Price of an Option, (B) surrendered or tendered to the Company in payment of any taxes withheld in respect of an Award, (C) subject to a SAR that are not issued in connection with its stock settlement on exercise with respect to the Exercise Price thereof or (D) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall, in the case of clauses (A), (B), (C) and (D), be deemed issued for purposes of the Share Limit.

(c) Independent Director Pay Limit. No Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than (i) $750,000, in the case of any Director who also serves as the Chairman of the Board and (ii) $500,000, in the case of any other Director (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Director Pay Limit”); provided that the foregoing limitation shall not apply in respect of any Awards issued to a Director (A) in respect of any one-time initial equity grant upon a Director’s initial appointment to the Board or (B) in the event of extraordinary circumstances, to the extent such Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other Directors. Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a Director), will not be subject to the Director Pay Limit. Any such compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first earned in the case of cash compensation or granted in the case of equity compensation, and not when paid or settled (if later).

(d) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including performance goals) applicable to such Award.

(ii) Subject to Section 4(d)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event (including any Change in Control) or other unusual, extraordinary or non-recurring event (including a change in Applicable Law or accounting standards) affecting the Shares, the Company, its Affiliates or the Company’s financial statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award, including (w) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates (including through the assumption of such Award by another entity or substitution of such Award for an award issued by another entity), (x) the Exercise Price, if applicable, with respect to such Award, (y) the vesting terms (including performance goals) applicable to such Award and (z) the other terms and conditions of such Award (including the identity of the “Company” and the definition of Change in Control), (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an

C-6	2025 PROXY STATEMENT

outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.

(iii) The adjustments permitted under Section 4(d) shall be binding on all Participants without their consent or other further action thereby.

(e) Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, or in exchange of, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(c). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the ISO Limit.

(f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.

SECTION 5. Eligibility. Any Eligible Person shall be eligible to receive an Award.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs and DSUs, (v) Cash Incentive Awards or (vi) other equity-based or equity- related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any Performance Criteria applicable thereto), which shall be set forth in the applicable Award Agreement.

(b) Options. (i) General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Sections 421 and 422 of the Code and any regulations related thereto, as may be amended from time to time. Incentive Stock Options may only be granted to employees of the Company. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall not be less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion, through any other method (or combination of methods) approved by the Committee.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates.

2025 PROXY STATEMENT	C-7

(c) SARs. (i) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(ii) Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount of cash upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.

(iii) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates.

(d) Restricted Shares and RSUs/DSUs. (i) Restricted Shares. Each Restricted Share shall be subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(ii) RSUs/DSUs. Each RSU and DSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs and DSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.

(e) Cash Incentive Awards. The Committee shall determine the applicable Performance Criteria and other payment conditions with respect to each Cash Incentive Award. The Committee may, in its discretion, reduce or increase the amount of any payment otherwise to be made in connection with Cash Incentive Awards.

(f) Other Stock-Based Awards. The Committee shall have authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine (including any Performance Criteria applicable thereto), which shall be set forth in the applicable Award Agreement.

SECTION 7. General Award Terms.

(a) Dividends and Dividend Equivalents. Any Award (other than an Option, SAR or Cash Incentive Award) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares or other Awards; provided, however, that any dividends or dividend equivalents with respect to Restricted Shares or Awards subject to service- or performance-based vesting requirements shall be accumulated in a manner set forth in the applicable Award Agreement or as otherwise determined by the Committee until such Award is earned and such dividends and dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.

(b) Recoupment of Awards. Awards may be subject to reduction, forfeiture or clawback (in whole or in part) if required by any applicable law or regulation or applicable listings requirements and shall be subject to the Company’s Policy Regarding the Mandatory Recovery of Compensation and any other compensation recoupment policy as may be established or as amended from time to time (the “Clawback Policy”). The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws or listing requirements. Any Awards made to the Chief Executive Officer or Chief Financial Officer may be subject to reduction, forfeiture or clawback (in whole or in part) in accordance with section 304 of the Sarbanes Oxley Act of 2002.

(c) Repricing. Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market

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Value of the underlying Shares in exchange for another Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

SECTION 8. Change in Control.

(a) Unless otherwise determined by the Committee or otherwise provided in the Award Agreement, in the event of a Change in Control in which no provision is made for (i) assumption of Awards previously granted or (ii) substitution for such Awards of new awards covering stock of a successor corporation or its parent corporation or any of its Subsidiaries with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) any outstanding Options or SARs that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control, and in accordance with this Section 8(a), the Committee will have authority to (x) make provision for a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of a Share subject to such Option or SAR over the aggregate exercise price of such Option or SAR or (y) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR (as of a date specified by the Committee) without any payment or consideration therefor, (B) all Performance Criteria will automatically be deemed satisfied as of immediately prior to such Change in Control as if the date of the Change in Control were the last day of the applicable performance period, at either the target or actual level of performance, whichever is greater, and the Awards subject to such Performance Criteria will be paid out as soon as practicable following such Change in Control (in cash, securities or other property) or such later date as may be required to comply with Section 409A of the Code and (C) all other outstanding Awards (i.e., other than Options, SARs and Awards subject to Performance Criteria) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto will lapse, as the case may be, as of immediately prior to such Change in Control and will be paid out (in cash, securities or other property) within 30 days following such Change in Control or such later date as may be required to comply with Section 409A of the Code.

(b) For the purposes of this Section 8, an Award will be considered assumed or substituted if appropriate adjustments are made to the number and kind of shares and exercise prices, if applicable, as the Committee determines will preserve the material terms and conditions of such Award as in effect immediately prior to the Change in Control, including with respect to vesting schedule, intrinsic value of the Award (if any) as of the Change in Control and that, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of another award for each Share subject to such Award, to be solely common stock of the successor corporation or its parent corporation equal in Fair Market Value to the per share consideration received by holders of Shares in the Change in Control.

(c) With respect to an Award that constitutes deferred compensation within the meaning of Section 409A of the Code, to the extent Section 409A of the Code is applicable to such Award, payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence.

SECTION 9. General Provisions. (a) Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by

2025 PROXY STATEMENT	C-9

the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any Applicable Law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(d) Withholding. The Committee may require the Company to take such action as it deems appropriate from time to time to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. Unless otherwise determined by the Committee, the Company shall withhold from the number of Shares otherwise issuable pursuant to the Award, a number of Shares having a Fair Market Value equal to the Company’s maximum statutory withholding liability upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six (6)-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.

(iv) Notwithstanding any provision in the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the

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Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(d) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to such law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(m) Requirement of Consent and Notification of Section 83(b) Election. No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant is expressly permitted under the terms of the applicable Award Agreement or by Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten (10) days of filing notice of the election with the U.S. Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant

2025 PROXY STATEMENT	C-11

or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive. Words importing the plural shall include the singular and the singular shall include the plural.

SECTION 10. Amendment and Termination. (a) Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Share Limit, the ISO Limit or the Director Pay Limit (except for increases pursuant to an adjustment under Section 4(d)), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(c) being permitted without the approval of the Company’s stockholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.

SECTION 11. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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Annex D

Celsius Holdings, Inc.

2025 Employee Stock Purchase Plan

CELSIUS HOLDINGS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The Plan consists of two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be construed in a manner consistent with Section 423 of the Code. The Non-423 Component will be subject to rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities law or other objectives for the Company and Eligible Employees. Except as otherwise provided herein or as determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or the Committee, as applicable.

(b) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case, as determined by the Administrator.

(c) “Applicable Exchange” means The Nasdaq Global Market or any other national stock exchange or quotation system on which the shares of Common Stock may be listed or quoted.

(d) “Applicable Law” means legal requirements relating to the Plan under U.S. federal and state corporate law, U.S. federal and state securities law, the Code, the Applicable Exchange and the applicable securities, exchange control, tax and other laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the first to occur of any of the following events:

(i) the acquisition, directly or indirectly, by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding voting securities of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition approved in advance by the Incumbent Board (as defined below); (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this definition;

(ii) individuals who constituted the Board as of the date of adoption of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or

2025 PROXY STATEMENT	D-1

indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation or other entity resulting from such Corporate Transaction or employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors (or comparable governing body) resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board providing for such Corporate Transaction; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(h) “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan in accordance with Section 14 hereof.

(i) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(j) “Company” means Celsius Holdings, Inc., a corporation organized under the laws of Nevada, together with any successor thereto.

(k) “Compensation” means the regular earnings or base salary, annual bonuses, and commissions (including any commission bonus) paid to the Eligible Employee by the Company or a Designated Company, as applicable, as compensation for services to the Company or a Designated Company, as applicable, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, salaried production schedule premiums, holiday pay, vacation pay, paid time off (“PTO”) (including any PTO payouts), sick pay, jury duty pay, funeral leave pay, other employer-paid leave pay (including parental leave pay, bereavement leave pay, and bone marrow and organ donor leave pay), volunteer time off and military pay, but excluding (i) education or tuition reimbursements, (ii) imputed income arising under any group insurance or benefit program, (iii) travel expenses, (iv) business and moving reimbursements, including tax gross ups and taxable mileage allowance, (v) income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards, (vi) all contributions made by the Company or any Designated Company for the Eligible Employee’s benefit under any employee benefit plan now or hereafter established (such as employer-paid 401(k) plan contributions), (vii) all stipends (such as health and wellness stipend, internet stipend, and home office setup stipend), (viii) all payments by the state or other regulatory agencies, (ix) severance pay, and (x) all other cash bonuses not mentioned above (such as referral bonuses, peer bonuses, and sign-on bonuses). Compensation will be calculated before deduction of any income or employment tax withholdings. Compensation will include the net impact of any current-period payments/deductions to correct for prior-period payroll errors (unless the Administrator, in its sole discretion, elects to give such corrections retroactive effect for purposes of this Plan). The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component will apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(l) “Contributions” means the payroll deductions and other additional payments that the Company may permit a Participant to make to fund the exercise of options granted pursuant to the Plan.

(m) “Designated Company” means each Affiliate, other than any Affiliate designated by the Administrator from time to time in its sole discretion as not eligible to participate in the Plan. For purposes of the 423 Component, only the

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Company, its Subsidiaries, and any Parent of the Company may be Designated Companies. The Administrator may assign each Designated Company to participate in the 423 Component or the Non-423 Component but not both. An Affiliate that is disregarded for U.S. federal income tax purposes in respect of a Designated Company participating in the 423 Component will automatically be a Designated Company participating in the 423 Component. An Affiliate that is disregarded for U.S. federal income tax purposes in respect of a Designated Company participating in the Non-423 Component may be excluded from participating in the Plan by the Administrator or may be assigned by the Administrator to an Offering within the Non-423 Component that is separate from the Offering to which the Administrator assigns the Designated Company with respect to which it is disregarded.

(n) “Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

(o) “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that the Employer approves or is otherwise legally protected under Applicable Laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by Applicable Laws or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave or such other period specified under the Treasury Regulations. The Administrator may, in its discretion, from time to time prior to an Offering Start Date for all options to be granted on such Offering Start Date relating to an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Section 1.423-2 of the Treasury Regulations) that the definition of Eligible Employee will or will not include an individual if he or she (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion) or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; provided, however, that the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Section 1.423-2(e) of the Treasury Regulations. Notwithstanding the foregoing, (1) for purposes of any Offering under the 423 Component, the Administrator may determine that the definition of Eligible Employee will not include employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if (A) the grant of an option under the Plan or such Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (B) compliance with the laws of the foreign jurisdiction would cause the Plan or such Offering to violate the requirements of Section 423; and (2) for purposes of any Offering under the Non-423 Component, the Administrator may alter the definition of Eligible Employee in its discretion, provided that anyone included in the definition must be a Person to whom the issuance of stock may be registered on Form S-8 under the U.S. Securities Act of 1933, as amended.

(p) “Employer” means the employer of the applicable Eligible Employee(s). (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(r) “Fair Market Value” means, as of any relevant date, the value of a share of Common Stock determined as follows: (i) the closing per-share sales price of the Common Stock as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Common Stock or (ii) in the event there shall be no public market for the Common Stock on such date, the fair market value of the Common Stock as determined in good faith by the Committee.

(s) “New Purchase Date” means a new Purchase Date if the Administrator shortens any Offering Period then in progress.

(t) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 5 hereof. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will

2025 PROXY STATEMENT	D-3

separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury Regulations, the terms of each Offering need not be identical; provided, however, that the terms of the Plan and an Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of the Treasury Regulations.

(u) “Offering Periods” means each period during which an option granted pursuant to the Plan is outstanding. The duration and timing of Offering Periods may be changed pursuant to Sections 5 and 20 hereof.

(v) “Offering Start Date” means the first day of an Offering Period.

(w) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Participant” means an Eligible Employee who participates in the Plan. (y) “Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

(z) “Plan” means this Celsius Holdings, Inc. 2025 Employee Stock Purchase Plan, as may be amended from time to time.

(aa) “Purchase Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a) hereof, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Purchase Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(bb) “Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan.

(cc) “Purchase Price” means, with respect to a Purchase Period, an amount equal to 85% of the Fair Market Value on the start date of such Purchase Period or on the Purchase Date, whichever is lower; provided, however, that a higher Purchase Price may be determined for any Purchase Period by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision) or any other Applicable Laws or pursuant to Section 20 hereof.

(dd) “Section 409A” means Section 409A of the Code, as amended, including the rules and regulations promulgated thereunder, or any state law equivalent.

(ee) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff) “Trading Day” means a day on which the Applicable Exchange is open for trading.

(gg) “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3. Share Limitations; Certain Provisions Relating to Common Stock. (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum aggregate number of shares of Common Stock that will be made available for issuance under the Plan shall be 850,000 shares of Common Stock.

(b) If any option granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such option will remain available for issuance under the Plan.

(c) Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares of Common Stock, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares of Common Stock.

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4. Eligibility. (a) Generally. Any Eligible Employee on a given Offering Start Date for an Offering Period will be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 6 hereof.

(b) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted an option under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Affiliate and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or any Affiliate or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliate accrues at a rate that exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

(c) Equal Rights and Privileges. Notwithstanding any provisions of the Plan to the contrary, each Eligible Employee granted an option under the 423 Component of the Plan shall have the same rights and privileges with respect to such option to the extent required under Section 423(b)(5) of the Code and Section 1.423-2(f) of the Treasury Regulations.

5. Offering Periods. (a) The Plan will be implemented by one or more Offering Periods. Offerings may be consecutive or overlapping as determined by the Administrator. The duration and timing of Offering Periods may be changed pursuant to this Section 5 and Section 20 hereof. The Administrator will have the power to establish the duration of the first Offering Period and change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings. No Offering Period may be more than 27 months in duration.

(b) Prior to the Offering Start Date of an Offering Period, the Administrator will establish the maximum number of shares of Common Stock that an Eligible Employee will be permitted to purchase during each Purchase Period during such Offering Period.

6. Participation. An Eligible Employee may participate in the Plan pursuant to Section 4 hereof by (a) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to (i) the applicable Offering Start Date as determined by the Administrator, in its sole discretion, or (ii) with respect to the first Offering Period, no later than 30 days following the Offering Start Date.

7. Contributions. (a) At the time a Participant enrolls in the Plan pursuant to Section 6 hereof, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each eligible pay day during the Offering Period equal to a whole percentage (and subject to any limit as may be set by the Administrator from time to time) of the Compensation that he or she receives on the pay day.

The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement or otherwise made available by the Administrator prior to each Purchase Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first eligible pay day following the Offering Start Date and will end on the last eligible pay day on or prior to the last Purchase Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof; provided, however, that for the first Offering Period, payroll deductions will not commence until such date determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, for administrative convenience, the Administrator (by announcement prior to the first affected Offering Period) may determine that contributions with respect to an eligible pay day occurring on a Purchase Date (or during a period of up to five business days prior to a Purchase Date) shall be applied instead to the subsequent Purchase Period or Offering Period.

2025 PROXY STATEMENT	D-5

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided under Section 11 hereof. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase or decrease the rate of his or her Contributions. The Administrator may, in its sole discretion, provide for, or amend the nature and/or number of, Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions, limitations or procedures as it deems appropriate for Plan administration.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(c) hereof, a Participant’s Contributions may be decreased by the Administrator to 0% at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 4(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted (or the remittance of payroll deductions by a Designated Company to the Company is not feasible) under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) the Participants are participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to satisfy applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or utilize any other method of withholding the Company deems appropriate (such as requiring a market sale of shares received under the Plan).

8. Grant of Option. On the Offering Start Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Purchase Date and retained in the Eligible Employee’s account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase will be subject to the limitations set forth in Sections 3, 4(c) and 5(b) hereof. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 6 hereof. Exercise of the option will occur as provided in Section 9 hereof, unless the Participant has withdrawn pursuant to Section 11 hereof. The option will expire on the last day of the Offering Period.

9. Exercise of Option. (a) Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Purchase Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased, unless otherwise determined by the Administrator. Any Contributions accumulated in a Participant’s account at the end of an Offering Period, which are not sufficient to purchase a full share will either, as the Administrator shall determine, (i) be refunded to the Participant promptly following the end of such Offering Period, or (ii) be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

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(b) If the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed the number of shares of Common Stock that were available for issuance under the Plan on such Purchase Date, the Administrator may, in its sole discretion, provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.

10. Delivery. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant (or, if required by Applicable Laws, to the Participant and his or her spouse) of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 10.

11. Withdrawal. (a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose or (ii) following an electronic or other withdrawal procedure determined by the Administrator. Notwithstanding the foregoing, the Administrator may establish a reasonable deadline (such as two weeks prior to the Purchase Date) by which time withdrawals must be submitted in order for the Participant to avoid automatic exercise of his or her option on the Purchase Date (unless the Administrator in its sole discretion elects to process the withdrawal more quickly or as may be required by Applicable Laws). All of the Participant’s Contributions credited to his or her account and not applied to the purchase of shares of Common Stock will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 6 hereof.

(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Purchase Period from which the Participant withdraws.

12. Termination and Transfer of Employment. (a) Upon a Participant’s ceasing to be an Eligible Employee, for any reason (including by reason of the Participant’s Employer ceasing to be a Designated Company or by reason of Participant’s transfer of employment to an Affiliate that is not a Designated Company), he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option will be automatically terminated.

(b) Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; provided, however, that if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the option will remain non-qualified under the Non-423 Component. The Administrator may establish additional or different rules governing employment transfers.

2025 PROXY STATEMENT	D-7

13. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component.

14. Administration. (a) The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. Nothing in such appointment shall preclude the Board from itself taking any administrative action set forth herein, except where such action is required by Applicable Laws to be taken by a Committee. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate administrative duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 3(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plans and appendices, the provisions of this Plan will govern the operation of such rules, procedures, sub-plans or appendices). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions and, further, including making any adjustments to correctly reflect a Participant’s elected percentage of payroll deductions or other payments), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, with respect to the 423 Component, to the extent permitted by Section 1.423-2(f) of the Treasury Regulations, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

(b) The Administrator may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to (i) the Chief Executive Officer of the Company who also serves as a member of the Board or (ii) one or more senior officers of the Company, in each case, any or all of its authority under the Plan and all necessary and appropriate decisions and determinations with respect thereto.

15. Designation of Beneficiary. (a) If permitted by the Administrator and subject to Applicable Laws, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) hereof, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 1.423-2(f) of the Treasury Regulations.

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16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, or Change of Control. (a) Adjustments. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other securities of the Company or other change in the corporate structure of the Company affecting the Common Stock, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it shall deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Section 3 hereof and established pursuant to Sections 5(b) and 8 hereof.

(b) Dissolution or Liquidation. In the event a proposed dissolution or liquidation, Change of Control or other similar transaction of the Company receives all requisite approvals under Applicable Laws, any Offering Period then in progress will be shortened by setting a New Purchase Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, Change of Control or other similar transaction, as applicable, unless provided otherwise by the Administrator. The New Purchase Date will be before the date of the Company’s proposed dissolution or liquidation, Change of Control or other similar transaction, as applicable. The Administrator will notify each Participant in writing or electronically, prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

20. Amendment or Termination. (a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19 hereof). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 13 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 14(a) or Section 20(a) hereof, the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

2025 PROXY STATEMENT	D-9

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period, including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Purchase Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. (a) Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Law, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Section 409A. Options granted under the 423 Component of the Plan are exempt from the application of Section 409A and any ambiguities herein will be interpreted to so be exempt from Section 409A. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception or compliant with Section 409A and any ambiguities will be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an option to purchase Common Stock under the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

24. Term of Plan. The Plan will become effective upon approval by the stockholders of the Company. The Plan will continue in effect for a term of 20 years, unless terminated earlier under Section 20 hereof.

25. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.

D-10	2025 PROXY STATEMENT

26. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person, or would disqualify the Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be construed or deemed stricken as to such jurisdiction or Person and the remainder of the Plan shall remain in full force and effect.

27. No Right to Continued Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, as applicable. Further, the Company or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan, unless otherwise required pursuant to Applicable Laws.

28. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

29. Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural. For the avoidance of doubt, where a term of the Plan is required by Section 423 of the Code, such term need not apply to the Non-423 Component of the Plan as determined in the sole discretion of the Administrator.

2025 PROXY STATEMENT	D-11

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints John Fieldly and Jarrod Langhans (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Celsius Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Celsius Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2025 Wednesday, May 28, 2025 8:00 AM, Eastern Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/CELH for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/CELH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-829-5421 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CELH YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:00 AM, Eastern Time, May 28, 2025. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

CELSIUS LIVE FIT

Celsius Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

FOR ON PROPOSALS 1, 2, 4, 5, 6, AND 7 AND
FOR THE BOARD'S RECOMMENDATION THAT A NON-BINDING ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	To elect as directors the nine nominees listed below to serve until the 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified;	FOR	AGAINST	ABSTAIN		
	1.01 John Fieldly	☐	☐	☐		FOR
	1.02 Nick Castaldo	☐	☐	☐		FOR
	1.03 Damon DeSantis	☐	☐	☐		FOR
	1.04 Israel Kontorovsky	☐	☐	☐		FOR
	1.05 Hal Kravitz	☐	☐	☐		FOR
	1.06 Caroline Levy	☐	☐	☐		FOR
	1.07 Hans Melotte	☐	☐	☐		FOR
	1.08 Cheryl Miller	☐	☐	☐		FOR
	1.09 Joyce Russell	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN		
2.	Non-binding advisory resolution to approve the compensation of our Named Executive Officers (Say on Pay);	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
3.	Non-binding advisory vote on the frequency of non-binding advisory votes regarding the compensation of our Named Executive Officers (Say on Frequency);	☐	☐	☐	☐	1 YEAR
		FOR	AGAINST	ABSTAIN		
4.	To approve an amendment to the Company's Articles of Incorporation, as amended to date, to increase the number of shares of the Company's authorized common stock, par value $0.001 per share, from 300,000,000 to 400,000,000;	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN		
5.	To approve the Company's 2025 Omnibus Incentive Compensation Plan;	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN		
6.	To approve the Company's 2025 Employee Stock Purchase Plan;	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN		
7.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐		FOR
8.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.					

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints John Fieldly and Jarrod Langhans (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Celsius Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Celsius Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2025 Wednesday, May 28, 2025 8:00 AM, Eastern Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/CELH for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/CELH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-829-5421 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CELH YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:00 AM, Eastern Time, May 28, 2025. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.